Filed Pursuant to Rule 424(b)(5)
Registration No. 333-288301

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JUNE 26, 2025
PRELIMINARY PROSPECTUS SUPPLEMENT
to Prospectus dated June 25, 2025.
TAKEDA U.S. FINANCING, INC.
$          % Guaranteed Notes due 2035
$          % Guaranteed Notes due 2055

Fully and Unconditionally Guaranteed by
TAKEDA PHARMACEUTICAL COMPANY LIMITED
Takeda U.S. Financing, Inc., a Delaware corporation (“TUSFI” or the “Issuer”), will issue the above-listed notes (the “Notes”) pursuant to an indenture, to be dated on or around               , 2025 (the “TUSFI Indenture”). The Notes due 2035 are referred to herein as the “2035 Notes.” The Notes due 2055 are referred to herein as the “2055 Notes.” The Notes will bear interest at the fixed rates listed above in the manner described herein. TUSFI will pay interest on each series of the Notes semi-annually in arrears on           and            of each year, beginning on          , 2026.
Each series of the Notes will be TUSFI’s direct, unsecured and unsubordinated general obligations and will have the same rank in liquidation as all of its other current and future unsecured and unsubordinated obligations. Payment of the principal of and interest on the Notes is fully guaranteed (the “Guarantee”) by Takeda Pharmaceutical Company Limited (“TPC” or the “Guarantor”). The Guarantee will be the direct, unsecured and unsubordinated general obligation of TPC and will have the same rank in liquidation as all of its other current and future unsecured and unsubordinated obligations.
The Issuer may redeem a series of the Notes, in whole or in part, at any time prior to the applicable Par Call Date (as defined herein) at the applicable make-whole price determined in the manner described herein. The Issuer may also redeem some or all of each series of the Notes, in whole or in part, at any time on or after the applicable Par Call Date at a price equal to 100% of the respective principal amounts being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption. See “Description of the Notes and Guarantee—Redemption—Optional Redemption.” In addition, the Issuer may, at its option, redeem a series of the Notes in whole, but not in part, upon the occurrence of certain changes in Japanese tax law. See “Description of Guaranteed Debt Securities—Optional Tax Redemption” in the accompanying prospectus. The Notes will not otherwise be redeemable prior to the stated maturity and will not be subject to any sinking fund.
The Notes will be issued only in registered form in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.
Each series of the Notes will be represented by one or more global notes deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary. Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants, including Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”).
Investing in the Notes involves risks. You should carefully consider the risk factors set forth in “Item 3. Key Information—D. Risk Factors” of Takeda’s most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission (the “SEC”) and in the “Risk Factors” section beginning on page S-7 of this prospectus supplement before making any decision to invest in the Notes.

Per 2035 Note	Per 2055 Note	Total
Public offering price(1)%	%	$
Underwriting discount(2)%	%	$
Proceeds, before expenses, to us(1)%	%	$
______________
(1)Plus accrued interest from                , 2025, if settlement occurs after that date.
(2)For additional underwriting compensation information, see “Underwriting.”
Neither the SEC nor any other regulatory body has approved or disapproved of the Notes or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The Notes offered by this prospectus supplement and the accompanying prospectus are being offered by the underwriters, subject to prior sale, withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the underwriters and to certain further conditions. It is expected that the Notes will be delivered in book-entry form only, on or about           , 2025, through the facilities of DTC and its participants, including Euroclear and Clearstream.

Joint Lead Managers and Joint Bookrunners

J.P. Morgan	SMBC NIKKO
Prospectus Supplement dated                    , 2025.

TABLE OF CONTENTS
Prospectus Supplement
Prospectus

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities they describe, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.
S-i

NOTICE TO PROSPECTIVE INVESTORS IN JAPAN — The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA, and may not be offered or sold in Japan or to, or for the benefit of, any person resident in Japan, or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a person resident in Japan for Japanese securities law purposes (including any corporation or other entity organized under the laws of Japan) except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and governmental guidelines of Japan.
PROHIBITION OF SALES TO EEA INVESTORS — The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, (as amended, “MiFID II”) or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
PROHIBITION OF SALES TO U.K. RETAIL INVESTORS — The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at (i) persons who have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order, or (iii) persons outside the United Kingdom (which persons together we refer to in this prospectus supplement as “relevant persons”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates are only available to, and will be engaged in with, relevant persons only.
S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the Notes and also adds to, updates and changes information contained in the prospectus filed with the SEC dated June 25, 2025 and the documents incorporated by reference in this prospectus supplement. The second part is the above-mentioned prospectus, referred to as the “accompanying prospectus.” The accompanying prospectus contains a description of the guaranteed senior debt securities and gives more general information, some of which may not apply to the Notes. If the description of the Notes in this prospectus supplement differs from the description in the accompanying prospectus, the description in this prospectus supplement supersedes the description in the accompanying prospectus.
We have not, and the underwriters have not, authorized any other person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement, in the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We are not responsible for, and can provide no assurance as to the accuracy of, any other information that any other person may give you. We are not making, nor are the underwriters making, an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you, including any information incorporated by reference herein or therein, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those respective dates.
S-iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein (including Takeda’s annual report on Form 20-F for the fiscal year ended March 31, 2025 filed with the SEC on June 25, 2025) and therein contain in a number of places forward-looking statements regarding our intent, belief, targets or current expectations of our management with respect to our financial condition and future results of operations. These statements constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). In many cases, but not all, we use such words as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “probability,” “project,” “risk,” “seek,” “should,” “target,” “will” and similar expressions in relation to us or our management to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions, including the risk factors described in this prospectus supplement. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those we currently anticipate.
Some of the risks inherent in forward-looking statements are identified in “Item 3. Key Information— D. Risk Factors” of Takeda’s most recent annual report on Form 20-F and in the “Risk Factors” section of this prospectus supplement. Other factors could also adversely affect Takeda’s results or the accuracy of forward-looking statements in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein, and you should not consider these to be a complete set of all potential risks or uncertainties.
The forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus are made only as of the dates on which such statements were made. The Issuer, the Guarantor and Takeda expressly disclaim any obligation or undertaking to release any update or revision to any forward-looking statement contained herein or therein to reflect any change in their expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.
S-iv

PRESENTATION OF FINANCIAL AND OTHER INFORMATION
In this prospectus supplement, the term “Takeda” refers to Takeda Pharmaceutical Company Limited and, unless the context requires otherwise, its consolidated subsidiaries including TUSFI. The terms “TPC” and the “Guarantor” refers to Takeda Pharmaceutical Company Limited on a standalone basis as the guarantor of the Notes. The terms “TUSFI” and the “Issuer” refer to Takeda U.S. Financing, Inc. as the issuer of the Notes. The terms “we,” “us” and “our” refer to TPC (as the context requires, on a consolidated or standalone basis) and TUSFI collectively. We use the word “you” to refer to prospective investors in the Notes and the word “holder,” “Noteholder” or “Noteholders” to refer to the holders of the Notes.
Takeda’s consolidated financial statements are prepared on an annual and quarterly basis in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). The term IFRS also includes International Accounting Standards (“IAS”) and the related interpretations of the committees (Standard Interpretations Committee and International Financial Reporting Interpretations Committee). Unless otherwise stated or otherwise required by the context, all amounts in our financial statements are denominated in yen, the legal tender of Japan. Unless otherwise specified, Takeda’s financial information contained or incorporated by reference herein or in the accompanying prospectus is presented in accordance with IFRS, as specified herein or in the relevant document being incorporated by reference. See “Where You Can Find More Information—Incorporation by Reference” for a list of documents being incorporated by reference herein.
The terms “yen” or “¥” refer to Japanese yen, “$” refers to U.S. dollars and “EUR” or “€” refer to Euros, respectively. In this prospectus supplement and the accompanying prospectus, yen figures and percentages have been rounded to the figures shown, unless otherwise specified. In tables and graphs with rounded figures, sums may not add up due to rounding.
Takeda’s fiscal year end is March 31. References to years not specified as being fiscal years are to calendar years. In this prospectus supplement, all of Takeda’s financial information is presented on a consolidated basis, unless we state otherwise.
S-v

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference before making an investment decision.
TAKEDA PHARMACEUTICAL COMPANY LIMITED
TPC is a joint stock corporation incorporated under the laws of Japan and the Guarantor of the Notes. TPC is the parent company of the Takeda group, a global, values-based, R&D-driven biopharmaceutical company with a diverse portfolio, engaged primarily in the research, development, production and global commercialization of pharmaceutical products. Takeda’s business is grouped into six key business areas: Gastroenterology, Rare Diseases, Plasma-Derived Therapies (“PDT”), Oncology, Vaccines and Neuroscience. Our R&D efforts are focused on three core therapeutic areas: Gastrointestinal and Inflammation, Neuroscience and Oncology. We also make targeted R&D investments in PDT. We focus on developing innovative medicines that make a difference in people’s lives by advancing the frontier of new treatment options and leveraging our collaborative R&D engine and capabilities to create a robust, modality-diverse pipeline. We focus on high unmet medical needs, both in rare and more prevalent conditions, to deliver high-quality medicines to patients and communities as quickly as possible. We have a presence in approximately 80 countries and regions, a network of manufacturing sites around the world, primarily in the United States, Europe, Japan, and Singapore and major research centers in Japan and the United States. Commercially, we have a very significant presence in the United States, Japan, and Europe as well as a fast-growing business in China. We have also accelerated our focus on data, digital and technology to make our business operations more effective and efficient, increase innovation and better serve our stakeholders.
See “Item 4.B. Information on the Company—Business Overview” in our annual report for the fiscal year ended March 31, 2025 on Form 20-F, which is incorporated herein by reference.
The address of TPC’s registered head office is 1-1 Nihonbashi Honcho 2-chome, Chuo-ku, Tokyo 103-8668, Japan. TPC’s telephone number is +81-3-3278-2306, and Takeda’s internet site is http://www.takeda.com. The information on Takeda’s internet site is not incorporated by reference herein and does not form a part of this prospectus supplement.
TAKEDA U.S. FINANCING, INC.
TUSFI is a Delaware corporation and the issuer of the Notes. It is TPC’s indirect wholly-owned finance subsidiary and issues debt securities for the benefit of Takeda.
The expectations described above are forward-looking statements based on Takeda’s assumptions and beliefs as of the date of this prospectus supplement and are subject to the qualifications set forth under “Cautionary Statement Regarding Forward-Looking Statements.” Takeda’s actual results may vary due to factors such as those discussed under “Item 3. Key Information—D. Risk Factors” of Takeda’s most recent annual report on Form 20-F filed with the SEC and in the “Risk Factors” section beginning on page S-7 of this prospectus supplement or unanticipated events and circumstances.

SUMMARY RISK FACTORS
Investing in the Notes involves a number of risks, and prospective investors are urged to carefully consider the matters discussed under “Risk Factors” prior to making an investment in the Notes. Such risks include, but are not limited to:
•Risks relating to the development, production and marketing of pharmaceutical products, such as:
◦The expensive nature and uncertainty of research and development of pharmaceutical products;
◦Government regulations over product development, regulatory approvals and reimbursement requirements;
◦Laws and regulations governing the sales and marketing of our products;
◦Government policies and other pressures to reduce medical costs;
◦The expiration or loss of patent or regulatory data or marketing protection over our products or patent infringement by generic or biosimilar manufacturers;
◦Difficulty maintaining the competitiveness of our products;
◦Our use of third parties for the performance of certain key business functions and the inputs for our products, as well as changes in the costs of such inputs (including as a result of tariffs);
◦The technically complex and highly regulated nature of the manufacture of our products; and
◦The illegal distribution and sale by third parties of counterfeit versions of our products or products stolen from us;
•Risks relating to our business strategies, such as:
◦Our substantial debt;
◦Risks from the pursuit of acquisitions;
◦Risks relating to our restructuring initiatives;
◦Risks relating to the global nature of our operations;
◦Risks relating to corporate sustainability-related measures, or complying with emerging sustainability-related requirements and expectations;
◦Risks relating to our digital transformation initiatives;
◦Risks relating to our information technology systems and our systems and infrastructure; and
◦Risks relating to attracting and retaining personnel;
•Legal and regulatory risks, such as:
◦Litigation risks;
◦Product liability claims;
◦Intellectual property infringement claims directed at us by third parties;
◦Evolving and complex tax and related risks;

◦Changes in data privacy and protection laws and regulations or failure to comply with such laws and regulations; and
◦Claims relating to our use, manufacture, handling, storage or disposal of hazardous materials;
•Risks relating to the operating environment, such as:
◦Foreign currency exchange rate fluctuations;
◦Climate change, extreme weather events, earthquakes, civil or political unrest, terrorism or other catastrophic events; and
◦Risks relating to social media platforms and new technologies;
•Other risks affecting our business, such as:
◦Sales to wholesalers are concentrated, which exposes us to credit risks and pricing pressures; and
◦We may have to recognize additional charges on our statements of profit or loss due to impairment of goodwill, other intangible assets and equity method investments;
•Risks relating to the Notes, such as:
◦The unsecured nature and structural subordination of the Notes;
◦The TUSFI Indenture and the Notes contain only very limited restrictions on our ability to pledge, dispose or securitize our assets, pay dividends, incur indebtedness or issue or repurchase securities and provide holders with limited protection in the event of a change in control;
◦The risk that the ratings of the Notes could be lowered; and
◦Potential limited liquidity in the market for the Notes.
For a discussion of these and other risks you should consider before making an investment in the Notes, see “Item 3. Key Information—D. Risk Factors” of Takeda’s most recent annual report on Form 20-F and in the “Risk Factors” section of this prospectus supplement.

THE OFFERING

Issuer	Takeda U.S. Financing, Inc.

Notes offered	$ aggregate principal amount of senior notes due 2035. $ aggregate principal amount of senior notes due 2055. Each series of the Notes will be issued only in fully registered form, without coupons.

Guarantor	Takeda Pharmaceutical Company Limited will fully and unconditionally guarantee the payment of principal, premium, if any, interest and additional amounts, if any, payable in respect of the Notes.

Offering price	For the 2035 Notes: % of the principal amount; For the 2055 Notes: % of the principal amount plus, in each case, accrued interest, if any, from , 2025.

Maturity	For the 2035 Notes: , 2035; and For the 2055 Notes: , 2055.

Status of the Notes and Guarantee/Ranking
Each series of the Notes will be TUSFI’s direct, unsecured and unsubordinated general obligations and will have the same rank in liquidation as all of its other current and future unsecured and unsubordinated obligations. The Guarantee will be the direct, unsecured and unsubordinated general obligation of TPC and will have the same rank in liquidation as all of its other current and future unsecured and unsubordinated obligations.

Minimum denomination
Each series of the Notes will be in denominations of $200,000 and integral multiples of $1,000 in excess thereof. No Notes will be sold in the offering to any purchaser unless the purchaser purchases at least $200,000 in principal amount of the Notes.

Payments of principal and interest on the Notes
Interest on the Notes will accrue at the following rates:
For the 2035 Notes:             % per annum; and
For the 2055 Notes:             % per annum.
TUSFI will pay interest on the Notes semi-annually in arrears on            and             of each year (each an interest payment date), beginning on            , 2026. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.
If any date for payment of principal or interest (or additional amounts, if any) falls on a day that is not a business day (as defined in “Description of the Notes and Guarantee”), then payment of principal or interest (or additional amounts, if any) need not be made on such date but may be made on the next succeeding business day. Any payment made on such next succeeding business day shall have the same force and effect as if made on the due date, and no interest shall accrue with respect to such payment for the period after such date.

Optional redemption
The Issuer has the option to redeem each series of the Notes, in whole or in part, at any time prior to the applicable Par Call Date, in each case upon giving not less than 30 nor more than 60 days’ notice of redemption to the trustee and the holders.
The redemption price for the Notes to be redeemed will be equal to the greater of:
(i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption (assuming the Notes being redeemed matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the applicable Spread (as defined below) less (b) interest accrued to the date of redemption, and
(ii)    100% of the principal amount of the series of Notes being redeemed;
plus, in each case, accrued and unpaid interest thereon to, but excluding the date of redemption.
The “Par Call Date” for each series of the Notes will be as follows:
For the 2035 Notes:             , 2035; and
For the 2055 Notes:             , 2055.
The “Spread” for each series of the Notes will be as follows:
For the 2035 Notes:             basis points; and
For the 2055 Notes:             basis points.
On or after the applicable Par Call Date, TUSFI may redeem each series of the Notes, in whole or in part, at any time and from time to time, in each case upon giving not less than 30 days nor more than 60 days’ notice of redemption to the trustee and the holders, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon, but excluding, the date of redemption. See “Description of the Notes and Guarantee—Redemption—Optional Redemption.”

Optional tax redemption
Each series of the Notes may be redeemed at any time, at TUSFI’s option and sole discretion, in whole, but not in part, upon not less than 30 nor more than 60 days’ notice at a redemption price equal to 100% of the principal amount of the relevant series of the Notes together with interest accrued to the date fixed for redemption and any additional amounts thereon, if TUSFI or TPC has been or will be obliged to pay any additional amounts with respect to the Notes of such series or the Guarantee, as applicable, as a result of certain changes in Japanese tax law as described under “Description of Guaranteed Senior Debt Securities—Taxation and Additional Amounts” in the accompanying prospectus.
No notice of redemption shall be given sooner than 90 days prior to the earliest date on which TUSFI or TPC would actually be obliged to pay such additional amounts on payment with respect to the Guarantee. See “Description of Guaranteed Senior Debt Securities—Optional Tax Redemption” in the accompanying prospectus.

Additional amounts
All payments of principal and interest in respect of the Notes by TUSFI or in respect of the Guarantee by TPC shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature, unless such withholding or deduction is required by law or by governmental authority. In such event, subject to certain exceptions, TUSFI or TPC, as applicable, shall pay such additional amounts as will result in the receipt by the holders of such amounts as would have been received by them had no such withholding or deduction been required. See “Description of Guaranteed Senior Debt Securities—Taxation and Additional Amounts” in the accompanying prospectus.

Covenants
The TUSFI Indenture contains restrictions on TUSFI and TPC’s ability to incur liens and merge or transfer assets. For a more complete description, see “Description of Guaranteed Senior Debt Securities—Merger, Consolidation, Sale or Disposition” and “Description of Guaranteed Senior Debt Securities—Negative Pledge” in the accompanying prospectus.

Use of proceeds
The net proceeds from the offering of the Notes to TUSFI are expected to be remitted via intercompany loan or dividend to TPC, which will use such proceeds to pay down certain indebtedness and for general corporate purposes. See “Use of Proceeds.”

Settlement
Each series of the Notes will be issued in fully registered form without coupons (the “Global Notes”). The Global Notes representing the total aggregate principal amount of the Notes will be deposited upon issuance with, and registered in the name of, DTC or its nominee. Beneficial interests in the Global Notes will be shown on, and transfers thereof will be effected only through, records maintained by the depositaries and their participants. The sole holder of the Notes represented by a Global Note will be DTC or its nominee (or a successor of DTC or its nominee), and voting and other consensual rights of holders of the Notes will be exercisable by beneficial holders of the Notes only indirectly through the rules and procedures of the depositaries from time to time in effect. Certificated notes will only be issued in limited circumstances. See “Description of Guaranteed Debt Securities—Form, Book-entry and Transfer—Global Securities” in the accompanying prospectus.

Security codes	For the 2035 Notes: CUSIP: 87406BAA0 ISIN: US87406BAA08 For the 2055 Notes: CUSIP: 87406BAB8 ISIN: US87406BAB80

Governing law	The TUSFI Indenture and the Notes (including the Guarantee) will be, governed by, and construed in accordance with, the laws of the State of New York.
Trustee	The Bank of New York Mellon

Paying agent, transfer agent and registrar	The Bank of New York Mellon

Delivery of the Notes	Delivery of the Notes is expected on or about , 2025.

RISK FACTORS
Investing in the Notes involves risks. You should consider carefully the risks relating to the Notes described below, as well as the other information presented in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, before you decide whether to invest in the Notes. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the Notes offered could decline, in which case you may lose all or part of your investment. The following does not describe all the risks of an investment in the Notes. Prospective investors should consult their own financial and legal advisers about risks associated with investment in the Notes and the suitability of investing in the Notes in light of their particular circumstances.
This prospectus supplement and the accompanying prospectus also contain forward-looking statements that involve risks and uncertainties. Takeda’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks described below, elsewhere in this prospectus supplement and in “Item 3. Key Information—D. Risk Factors” of Takeda’s most recent annual report on Form 20-F, which is incorporated herein by reference.
Risks Relating to Our Business
For information on risks relating to our business, see “Item 3. Key Information—D. Risk Factors” in Takeda’s most recent annual report on Form 20-F and similar information in any other documents incorporated by reference herein.
Risks Relating to the Notes and the Guarantee
The Notes and Guarantee are unsecured obligations.
Because the Notes and the Guarantee are unsecured obligations, their repayment may be compromised if:
•TUSFI or TPC enter into bankruptcy, liquidation, rehabilitation or other winding-up proceedings;
•TUSFI or TPC default in payment under our secured indebtedness or other unsecured indebtedness; or
•any of the indebtedness of TUSFI or TPC is accelerated.
If any of these events occurs, the assets of Takeda may not be sufficient to pay amounts due on the Notes.
The Notes and the Guarantee will be structurally subordinated to indebtedness and other liabilities of TPC’s subsidiaries other than the Issuer.
The Notes are obligations of the Issuer and are guaranteed exclusively by the Guarantor. The subsidiaries of TPC other than the Issuer are separate and distinct legal entities and have no obligation to pay any amounts due on the Notes or the Guarantee or to provide the Issuer or Guarantor with funds for the payment obligations under the Notes or the Guarantee.
In addition, there is no restriction under the TUSFI Indenture on the amount of debt or preferred equity that TPC’s subsidiaries may incur or issue. To the extent such debt or preferred equity of TPC’s subsidiaries other than the Issuer is incurred or issued to third parties, the claims of such third parties have priority as to the assets of such subsidiaries over the claims of TPC as a common equity holder of such subsidiaries. Consequently, in the event of the liquidation or reorganization of any of TPC’s subsidiaries other than the Issuer, the claims of holders of the Notes to participate in those assets through the Guarantee would be structurally subordinated to the claims of the creditors and preferred equity holders of such subsidiaries.
Moreover, Takeda Pharmaceutical Company Limited guaranteed $2.8 billion aggregate principal amount of debt securities issued by subsidiaries other than the Issuer as of March 31, 2025, in addition to other obligations of certain of its subsidiaries, and may in the future provide additional guarantees over indebtedness or other obligations of current or future subsidiaries. Claims against such guarantees expressed to be direct, unsecured and unsubordinated general obligations of TPC (including the guarantees over interest-bearing indebtedness of subsidiaries) rank or (in the case of future guarantees) will rank pari passu with the Guarantee.
The TUSFI Indenture and the Notes contain only very limited restrictions on the ability of the Issuer and Guarantor to pledge, dispose or securitize our assets, pay dividends, incur indebtedness or issue or repurchase securities and provide holders with limited protection in the event of a change in control.
The TUSFI Indenture and the Notes do not contain any financial covenants and contain only very limited restrictions on the ability of the Issuer and the Guarantor to pledge assets to secure other indebtedness, to securitize loan assets, or sell or otherwise dispose of substantially all of their assets, their ability to pay dividends on the shares of common stock, their ability to incur unsecured indebtedness or their ability to issue new securities or repurchase their outstanding securities. These or other actions could adversely affect their ability to pay amounts due on the Notes or the Guarantee, as applicable. In addition, the TUSFI Indenture and the Notes do not contain any covenants or other provisions that afford more than limited protection to holders of the Notes in the event of a change in control.
The Issuer may redeem the Notes prior to maturity.
The Issuer may redeem the Notes of a series, in whole but not in part, at its option prior to the final maturity date, subject to the conditions described under “Description of the Notes and Guarantee—Redemption—Optional Redemption.” In the case of such discretionary optional redemptions, if made after the Par Call Date for the relevant series of Notes, the Issuer will not be required to pay any premium or other make-whole payments on the Notes being redeemed. Moreover, upon the occurrence of certain changes in tax law, the Issuer will be permitted to redeem the Notes at par. See “Description of the Notes and Guarantee—Redemption—Optional Tax Redemption.” If the Notes were redeemed prior to the final maturity date, holders may not be able to reinvest the money received upon such redemption at the same rate of return as the Notes.
The ratings of the Notes could be lowered and this could have an adverse effect on the price and liquidity of the Notes.
We intend to apply for credit ratings for the Notes. In addition, other rating agencies may assign credit ratings to the Notes without solicitation from or provision of information by us. Such ratings are limited in scope, and do not address all material risks relating to an investment in the Notes, but reflect only the view of each rating agency at the time the rating is issued. There is no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. A downgrade or potential downgrade in our credit ratings or the assignment of new ratings that are lower than existing ratings could reduce the population of potential investors in the Notes and adversely affect the price and liquidity of the Notes. A rating is based upon information furnished by us or obtained by the rating agency from its own sources and is subject to revision, suspension or withdrawal by the rating agency at any time. We have no obligation to inform holders of the Notes of any such revision, suspension or withdrawal.
The market for the Notes may have limited liquidity.
The Notes are a new issuance of securities for which no public trading market currently exists. The Notes will not be quoted on any automated dealer quotation system. The underwriters have informed us that they currently intend to make a market in each series of the Notes following this offering. However, they have no obligation to do so and may stop at any time. Furthermore, there can be no assurance as to the liquidity of any markets that may develop for the Notes or the prices at which you will be able to sell your Notes, if at all. Future trading prices of the Notes will depend on many factors, including:
•prevailing interest rates;
•our financial condition and results of operations;
•the then-current ratings assigned to the Notes;

•the market for similar securities; and
•general economic conditions.
Any trading markets that develop would be affected by many factors independent of and in addition to the foregoing, including the time remaining to the maturity of the Notes, the outstanding amount of the Notes and the level, direction and volatility of market interest rates generally.

USE OF PROCEEDS
TUSFI expects to receive a total of approximately $           million in net proceeds from this offering, after deducting underwriting discounts and estimated offering expenses payable by TUSFI. TUSFI intends to remit the net proceeds from the offering of the Notes via intercompany loans and intercompany dividends to TPC. TPC intends to use such proceeds primarily to pay down its short-term borrowings such as certain of its outstanding commercial paper and the $500.0 million short-term loan originally incurred to pre-pay its then outstanding long-term borrowings in the fiscal year ended March 31, 2025.
As of March 31, 2025, TPC’s short-term drawings outstanding under its short-term commercial paper facility totaled approximately ¥270.0 billion, and were subject to a weighted average interest rate of approximately 0.57%. TPC intends to reduce such drawings using the net proceeds both from the offering of the Notes and from the offering of an aggregate principal amount of ¥184.0 billion Japanese yen-denominated senior notes issued on June 12, 2025. The $500.0 million short-term loan is currently being rolled over on a monthly basis and is subject to a floating interest rate (one-month SOFR plus a fixed spread). TPC will use any remaining proceeds for paying down other indebtedness and general corporate purposes.

CAPITALIZATION AND INDEBTEDNESS
The following table sets forth Takeda’s consolidated capitalization and indebtedness as of March 31, 2025 presented in accordance with IFRS, on an actual basis and on an as adjusted basis to give effect to the offering and sale of the Notes, but not the use of proceeds therefrom. You should read this table in conjunction with the consolidated financial statements and related notes incorporated by reference in this prospectus supplement.

	As of March 31, 2025
	Actual	As Adjusted
	(billions of yen)
Short-term Debt:
Current portion of bonds and loans	¥ 548.9	¥ 548.9
Long-term Debt:
Non-current portion of bonds and loans(1)	3,966.3	3,966.3
Notes being offered hereby(2)	—
Equity:
Share capital Authorized—3,500,000,000 shares; Issued—1,590,949,609 shares;	1,694.7	1,694.7
Share premium	1,775.7	1,775.7
Treasury shares(3)	(74.8)	(74.8)
Retained earnings	1,187.6	1,187.6
Other components of equity	2,351.9	2,351.9
Equity attributable to owners of the Company	6,935.1	6,935.1
Non-controlling interests	0.9	0.9
Total Equity	6,936.0	6,936.0
Total Capitalization and Indebtedness(4)	¥ 10,902.3	¥
___________________
Notes:
(1)On June 12, 2025, TPC completed the offering of its (i) ¥103.0 billion aggregate principal amount of 1.599% unsecured bonds due 2030, (ii) ¥41.0 billion aggregate principal amount of 1.935% unsecured bonds due 2032 and (iii) ¥40.0 billion aggregate principal amount of 2.292% unsecured bonds due 2035.
(2)Dollar amounts translated into yen have been translated at the rate of ¥149.90 = $1.00, the rate as of March 31, 2025 based on the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.
(3)On June 10, 2025, Takeda announced the disposal of 17,355,770 shares of its common stock held as treasury stock at a disposal price of ¥4,336 per share, or an aggregate total of ¥75.3 billion, to Takeda Group employees outside of Japan under Takeda’s Long-Term Incentive Plan (LTIP). The disposal date is scheduled to be July 8, 2025.
(4)Represents the sum of long-term debt and total equity.
Except as disclosed above, there has been no material change in Takeda’s consolidated capitalization and indebtedness since March 31, 2025.

SELECTED FINANCIAL AND OTHER INFORMATION
The following table presents selected financial information as of and for the fiscal years ended March 31, 2021, 2022, 2023, 2024 and 2025, which is derived from Takeda’s consolidated financial statements as of and for the same periods. These financial statements are prepared in accordance with IFRS.
The consolidated financial statements of Takeda Pharmaceutical Company Limited and its subsidiaries included in Takeda’s most recent annual report on Form 20-F for the fiscal year ended March 31, 2025, which is incorporated herein by reference, have been audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) by KPMG AZSA LLC, Takeda’s independent registered public accounting firm.
You should read the selected consolidated financial information presented below together with the information included in “Item 5. Operating and Financial Review and Prospects” and the audited consolidated financial statements, including the notes thereto, in Takeda’s most recent annual report on Form 20-F, which is incorporated herein by reference. The information presented below is qualified in its entirety by reference to that information.

	As of or for the fiscal year ended March 31,
	2021	2022	2023	2024	2025
	(billions of yen, except share and per share data and where designated as U.S. dollar)
Selected Statements of Profit or Loss Data:
Revenue	¥ 3,197.8	¥ 3,569.0	¥ 4,027.5	¥ 4,263.8	¥ 4,581.6
Cost of sales	(994.3)	(1,106.8)	(1,244.1)	(1,426.7)	(1,580.2)
Selling, general and administrative expenses	(875.7)	(886.4)	(997.3)	(1,053.8)	(1,104.8)
Research and development expenses	(455.8)	(526.1)	(633.3)	(729.9)	(730.2)
Amortization and impairment losses in intangible assets associated with products	(421.9)	(472.9)	(542.4)	(652.1)	(643.2)
Other operating income	318.0	43.1	25.4	19.4	26.2
Other operating expenses	(258.9)	(159.1)	(145.2)	(206.5)	(206.7)
Operating profit	509.3	460.8	490.5	214.1	342.6
Finance income	105.5	23.7	62.9	52.1	46.5
Finance expenses	(248.6)	(166.6)	(169.7)	(219.9)	(210.1)
Share of profit (loss) of investments accounted for using the equity method	0.1	(15.4)	(8.6)	6.5	(4.0)
Profit (loss) before tax	366.2	302.6	375.1	52.8	175.1
Income tax (expenses) benefit	9.9	(72.4)	(58.1)	91.4	(66.9)
Net profit for the year	376.2	230.2	317.0	144.2	108.1
Net profit attributable to owners of the Company	376.0	230.1	317.0	144.1	107.9
Net profit attributable to non-controlling interests	0.2	0.1	0.0	0.1	0.2
Per share amounts
Basic earnings	¥ 240.72	¥ 147.14	¥ 204.29	¥ 92.09	¥ 68.36
Diluted earnings	238.96	145.87	201.94	91.16	67.23
Cash dividends	180.00	180.00	180.00	188.00	196.00
Selected Statements of Financial Position Data:
Cash and cash equivalents	¥ 966.2	¥ 849.7	¥ 533.5	¥ 457.8	¥385.1
Total assets	12,912.3	13,178.0	13,957.8	15,108.8	14,248.3
Total bonds and loans	4,635.4	4,345.4	4,382.3	4,843.8	4,515.3
Total liabilities	7,735.1	7,494.5	7,603.1	7,834.8	7,312.4
Total equity	5,177.2	5,683.5	6,354.7	7,274.0	6,936.0

DESCRIPTION OF THE NOTES AND THE GUARANTEE
The following description supplements and, to the extent it is inconsistent, replaces the general description of the debt securities and the TUSFI Indenture contained in the accompanying prospectus under the caption “Description of Senior Debt Securities and Guarantee.” The following description of the Notes and the Guarantee is a summary of the detailed provisions of the Notes, the Guarantee and the TUSFI Indenture described herein. It does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes, the Guarantee and the TUSFI Indenture, including the definitions of certain terms used therein. You are urged to read those documents in their entirety because they, and not this description, define the rights of holders of the Notes. Capitalized terms used but not defined here or elsewhere in the prospectus supplement shall have the meaning prescribed to them in the TUSFI Indenture and the Notes. Whenever particular sections or defined terms of the TUSFI Indenture not otherwise defined herein are referred to, such sections or defined terms are incorporated herein by reference. The forms of the Notes, the Guarantee and the TUSFI Indenture have been filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. You may also request copies of those documents upon written request from the corporate trust office of the Trustee located at 240 Greenwich Street, New York, New York 10286.
The Notes (including the Guarantee) will be issued pursuant to the TUSFI Indenture to be dated on or around , 2025 among the Issuer, the Guarantor, The Bank of New York Mellon, a banking corporation organized under the laws of New York, as Trustee, The Bank of New York Mellon, London Branch, as London paying agent, and The Bank of New York Mellon SA/NV, Dublin Branch, as registrar. The Bank of New York Mellon will initially act as paying agent, transfer agent and registrar for the Notes.
General
The Notes will be issued only in fully registered form without interest coupons in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The Notes will be represented by one or more registered notes in global form without coupons and in certain circumstances may be represented by notes in definitive form.
The TUSFI Indenture (including the Guarantee) and the Notes do not contain any financial covenants or restrictions on the payment of dividends, the incurrence of indebtedness, including other senior indebtedness (other than as set forth under “Description of Senior Debt Securities and Guarantee—Negative Pledge” in the accompanying prospectus), or the issuance or repurchase of the Issuer’s securities. The TUSFI Indenture and the Notes do not contain any covenants or other provisions to afford protection to holders of the Notes in the event of a highly leveraged transaction or a change in control of the Issuer or the Guarantor.
The terms of the Notes and the Guarantee include those stated in the TUSFI Indenture and those made part of the TUSFI Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes and the Guarantee are subject to all such terms, and holders of Notes should refer to the TUSFI Indenture and the Trust Indenture Act for a statement thereof.
Status of the Notes
The Notes will be the Issuer’s direct, unsecured and unsubordinated general obligations and will have the same rank in liquidation as all of the Issuer’s other unsecured and unsubordinated debt.
Principal and Maturity
The initial aggregate principal amount of the Notes is as follows:
•For the 2035 Notes, $     ; and
•For the 2055 Notes, $
The Notes will mature on the following dates:
•For the 2035 Notes, ●, 20    ; and

•For the 2055 Notes, ●, 20     .
Principal will be repaid at maturity at a price of 100% of the principal amount of the Notes. The Notes will not be redeemable prior to maturity, except as set forth below under “—Redemption,” and will not be subject to any sinking fund.
Interest
Interest on the Notes will accrue at the following rates:
•For the 2035 Notes:     % per annum; and
•For the 2055 Notes:     % per annum.
The Issuer will pay interest on the Notes semi-annually in arrears on       and       of each year (each an interest payment date), beginning on      , 2026. The Issuer will pay interest to the holders of record of the Notes on the day ten business days preceding such interest payment date, as applicable. Interest on the Notes will be paid to but excluding the relevant interest payment date. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.
If any date for payment of principal or interest (or additional amounts, if any) falls on a day that is not a business day, then payment of principal or interest (or additional amounts, if any) need not be made on such date but may be made on the next succeeding business day. Any payment made on such next succeeding business day shall have the same force and effect as if made on the due date, and no interest shall accrue with respect to such payment for the period after such date.
A “business day” means a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in The City of New York, London or Tokyo.
Guarantee
The Notes will be subject to the Guarantee, as described under the caption “Description of Senior Debt Securities and Guarantee—TPC Guarantee of Securities Issued by TUSFI” in the accompanying prospectus.
Additional Amounts
Issuer
All payments of principal and interest by the Issuer in respect of the Notes shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature, unless such withholding or deduction is required by law. If any such withholding or deduction is imposed or levied by or on behalf of the United States, or any political subdivision thereof or any authority therein having power to tax, with respect to payments of principal and interest by the Issuer in respect of the Notes, the Issuer shall pay to the holder of each Note who is a United States Alien, subject to certain exceptions, such additional amounts as will result in the receipt by that holder of such amounts as would have been received by them had no such withholding or deduction been required. For further information, see “Description of Senior Debt Securities and Guarantee—Taxation and Additional Amounts—TUSFI” in the accompanying prospectus.
Guarantor
All payments of principal and interest by the Guarantor in respect of the Notes shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law or by the authority. In such event, the Guarantor shall pay, subject to certain exceptions, such additional amounts as will result in the receipt by the holders of such amounts as would have been received by them had no such withholding or deduction been required. For further information, see “Description of Senior Debt Securities and Guarantee—Taxation and Additional Amounts—TPC as an issuer” in the accompanying prospectus. For a discussion of the circumstances under which payments under the Guarantee may be subject to withholding under the laws of Japan, see “Taxation—Japanese Taxation”.
Redemption
Optional Redemption
The Issuer has the option to redeem the Notes of each series, in whole or in part, at any time and from time to time, prior to the applicable Par Call Date, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(i)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes being redeemed matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the applicable Spread less (b) interest accrued to the date of redemption, and
(ii)100% of the principal amount of the series of Notes being redeemed;
plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date.
The “Par Call Date” for each series of the Notes will be as follows:
•For the 2035 Notes:     , 20    (the date that is     months before maturity); and
•For the 2055 Notes:     , 20      (the date that is     months before maturity).
The “Spread” for each series of the Notes will be as follows:
•For the 2035 Notes:     basis points; and
•For the 2055 Notes:     basis points.
On or after the applicable Par Call Date, the Issuer may redeem the Notes of each series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.
The Issuer shall determine the Treasury Rate after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable

Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
In the case of a partial redemption, selection of the Notes of a series for redemption will be made pro rata or by lot as directed by the Issuer. No Notes of a principal amount of less than the minimum authorized denomination will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.
The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Optional Tax Redemption
Each series of the Notes may be redeemed at any time, at the Issuer’s option and sole discretion, in whole, but not in part, at the principal amount of the Notes together with interest accrued to the date fixed for redemption and any additional amounts thereon, if the Issuer or the Guarantor has been or will be obliged to pay any additional amounts with respect to such series as a result of certain changes in tax law, as described further under “Description of Senior Debt Securities and Guarantee—Optional Tax Redemption” in the accompanying prospectus.
Paying and Transfer Agent and Notes Registrar
The Bank of New York Mellon, located in New York, New York, will initially act as paying and transfer agent and registrar for the Notes. The Issuer or the Guarantor may change the paying agent, transfer agent or registrar without prior notice to the holders of the Notes, and the Issuer, the Guarantor or any of their affiliates may act as paying agent, transfer agent or registrar.
Clearance and Settlement
The Notes have been accepted for clearance through DTC, Euroclear and Clearstream.

TAXATION
Japanese Taxation
The following general description of certain aspects of Japanese taxation (limited to those regarding national taxes) is applicable to the Notes to be offered or sold outside Japan. It is not intended to constitute a complete analysis of all the tax consequences relating to the purchase, ownership and disposition of the Notes. Prospective purchasers should consult their own tax advisers as to the exact tax consequences of their particular situations.
The payment of principal and interest in respect of the Notes to an individual non-resident of Japan or a non-Japanese corporation will not, in general, be subject to any Japanese income tax or corporation tax, unless the receipt of the relevant payment is the income of such individual non-resident or non-Japanese corporation from sources in Japan and/or TPC is deemed to be an issuer of the Notes.
The tax treatment of interest and the redemption gain arising from the payment by TPC under the Guarantee to an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan is unclear under Japanese law , especially when net proceeds from the offering of the Notes are used for TPC’s business in Japan (see “Use of Proceeds”). If the interest is considered to be from a source in Japan, the payment may be subject to Japanese withholding tax and to the Income Tax Act of Japan (Act No. 33 of 1965, as amended) and other applicable tax laws. Furthermore, if the redemption gain is considered to be from a source in Japan, income tax or corporate tax, as appropriate, other than by way of withholding, may be payable with respect to the redemption gain. For the additional amounts to be paid in the event that the payment under the Guarantee is subject to Japanese withholding tax, see “Description of Guaranteed Senior Debt Securities—Taxation and Additional Amounts.”
Gains derived from the sale of Notes outside Japan by an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan are, in general, not subject to Japanese income tax or corporate tax.
No stamp, issue, registration or similar taxes or duties will, under current Japanese law, be payable in Japan by holders of the Notes in connection with the issue of the Notes.
Japanese inheritance tax or gift tax at progressive rates may be payable by an individual, wherever resident, who has acquired Notes from another individual as legatee, heir or donee.
United States Taxation
This section describes the material United States federal income tax consequences of the ownership and disposition of the Notes we are offering. It applies to you only if you acquire Notes in this offering at their initial offering price and you hold your Notes as capital assets for United States federal income tax purposes. This section addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or any alternative minimum tax. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:
•a dealer in securities,
•a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,
•a bank,
•an insurance company,
•a tax-exempt organization,
•a person that owns Notes that are a hedge or that are hedged against interest rate or currency risks,

•a person that owns Notes as part of a straddle or conversion transaction for tax purposes,
•a person that purchases or sells Notes as part of a wash sale for tax purposes, or
•a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.
This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, the income tax treaty between the United States and Japan, published rulings and court decisions, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis.
If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds the Notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Notes.

Please consult your own tax advisor concerning the consequences of owning the Notes in your particular circumstances under the Code and the laws of any other taxing jurisdiction.
United States Holders
This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a Note and you are, for United States federal income tax purposes:
•a citizen or resident of the United States,
•a domestic corporation,
•an estate whose income is subject to United States federal income tax regardless of its source, or
•a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.
If you are not a United States holder, this subsection does not apply to you and you should refer to “— Non-United States Holders” below.
Payments of Interest
You will be taxed on interest on your Note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes. For these purposes, the amount of interest taxable as ordinary income will include amounts, if any, withheld in respect of Japanese taxes and any additional amounts paid with respect thereto. Interest paid by the Company on the Notes and any additional amounts paid with respect to withholding tax on the Notes, including withholding tax on payments of such additional amounts, will generally be income from sources outside the United States and will generally be “passive” income for purposes of the rules regarding the foreign tax credit allowable to a United States holder. Any Japanese withholding tax on interest payments will not be eligible for a foreign tax credit to the extent that the withholding tax results from the failure to provide the information described above in “Japanese Taxation,” or to the extent the tax can be reduced under the income tax treaty between the United States and Japan (which generally provides for a complete exemption from Japanese taxes on interest payments to United States holders entitled to treaty benefits). The rules governing foreign tax credits are complex. United States holders are urged to consult their tax advisors regarding the availability of foreign tax credits in their particular circumstances.
Purchase, Sale and Retirement of the Notes
Your tax basis in your Note will generally be its cost. You will generally recognize capital gain or loss on the sale, redemption, or retirement of your Note in an amount equal to the difference between the amount you realize on the sale, redemption, or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your Note. Such gain or loss is generally treated as United States source gain or loss. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year.
Information with Respect to Foreign Financial Assets
A United States holder that owns “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with its tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. United States holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the Notes.
Non-United States Holders
This subsection describes the tax consequences to a Non-United States holder. You are a Non-United States holder if you are a beneficial owner of a Note and you are, for United States federal income tax purposes:
•a nonresident alien individual,
•a foreign corporation or
•an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a Note.
An applicable income tax treaty may provide for tax treatment that differs from the treatment described below and Non-United States holders are urged to consult their tax advisors regarding the effects of any applicable tax treaty. If you are a United States holder, this subsection does not apply to you and you should refer to “—United States Holders” above.
Payments of Interest
Under United States federal income tax law, and subject to the discussion of backup withholding below, if you are a Non-United States holder of a Note, interest on a Note paid to you is exempt from United States federal income tax, including withholding tax, whether or not you are engaged in a trade or business in the United States, unless:
•you are an insurance company carrying on a United States insurance business to which the interest is attributable, within the meaning of the Code, or
•you both
•have an office or other fixed place of business in the United States to which the interest is attributable and
•derive the interest in the active conduct of a banking, financing or similar business within the United States, or are a corporation with a principal business of trading in stocks and securities for its own account.
Purchase, Sale and Retirement of the Notes
If you are a Non-United States holder of a Note, you generally would not be subject to United States federal income tax on gain realized on the sale, exchange or retirement of a Note unless:
•the gain is effectively connected with your conduct of a trade or business in the United States or

•you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.
Backup Withholding and Information Reporting
If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service (“IRS”) Form 1099, generally would apply to payments of principal and interest on a Note within the United States, and the payment of proceeds to you from the sale of a Note effected at a United States office of a broker (unless you are an exempt recipient).
Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of interest payments) are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.
If you are a Non-United States holder, you are generally exempt from backup withholding and information reporting requirements with respect to payments of principal and interest made to you outside the United States by us or another non-United States payor. You are also generally exempt from backup withholding and information reporting requirements in respect of payments of principal and interest made within the United States and the payment of the proceeds from the sale of a Note effected at a United States office of a broker, as long as either (i) you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.
Payment of the proceeds from the sale of a Note effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.
Backup withholding is not an additional tax and you generally may credit any amount withheld against your United States federal income tax liability. You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

UNDERWRITING
J.P. Morgan Securities LLC and SMBC Nikko Securities America, Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of each series of the Notes set forth opposite its name below.

Underwriters	Principal amount of 2035 Notes	Principal amount of 2055 Notes
J.P. Morgan Securities LLC	$	$
SMBC Nikko Securities America, Inc.
Total	$	$
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of these Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters and their affiliates and controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The representatives have advised us that the underwriters propose initially to offer each series of the Notes to the public at the public offering prices set forth on the cover page of this prospectus supplement. After the initial offering, the public offering price or any other term of the offering may be changed.
The estimated expenses of the offering, not including the underwriting commissions, to be incurred in connection with the offer and sale of the Notes, are payable by us and include the following:

Securities and Exchange Commission registration fee	$
Printing expenses
Legal fees and expenses
Accounting fees and expenses
Trustee fees and expenses
Miscellaneous
Total	$
We have agreed to reimburse the underwriters for certain expenses in connection with this offering. The underwriters have agreed to reimburse us for certain documented expenses incurred in connection with this offering.
New Issues of the Notes
The Notes are new issues of securities with no established trading market. We have been advised by the underwriters that they presently intend to make a market in the Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.
Settlement
We expect that delivery of the Notes will be made to investors on or about ,           , 2025 (such settlement being referred to as “T+    ”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the delivery of the Notes hereunder may be required, by virtue of the fact that the Notes initially settle in T+    , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.
No Sale of Similar Securities
We have agreed, during a period of 30 days from the date of this document, without the prior written consent of the Representatives, not to, directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position”, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement in respect of, any other U.S. dollar-denominated debt securities of Takeda with a maturity greater than one year, or guarantee any U.S. dollar-denominated debt securities with a maturity greater than one year issued by any of its subsidiaries.
Short Positions
In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, certain other of those underwriters or their affiliates have hedged and are likely in the future to hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
General
No action has been or will be taken by us that would permit a public offering of the Notes, or possession or distribution of this prospectus supplement, the accompanying prospectus, any amendment or supplement hereto or thereto, or any other offering or publicity material relating to the Notes in any country or jurisdiction outside the United States where, or in any circumstances in which, action for that purpose is required. Accordingly, the Notes may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus, any amendment or supplement hereto or thereto, and any other offering or publicity material relating to the Notes may not be distributed or published, in or from any country or jurisdiction outside the United States except under circumstances that will result in compliance with applicable laws and regulations.
Japan
The Notes have not been and will not be registered under the FIEA, and may not be offered or sold in Japan or to, or for the benefit of, any person resident in Japan, or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a person resident in Japan for Japanese securities law purposes (including any corporation or other entity organized under the laws of Japan) except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and governmental guidelines of Japan.
Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
If applicable, pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Prohibition of Sales to EEA Retail Investors
The Notes which are the subject of the offering contemplated by this document, as supplemented by any applicable supplement or pricing term sheet in relation thereto, may not be offered, sold or otherwise made available and will not be offered, sold or otherwise made available to any retail investor in the European Economic Area, or EEA.
(a)For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:
(i)a retail client as defined in point (11) of Article 4(1) of MiFID II; or
(ii)a customer within the meaning of the Insurance Distribution Directive where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii)not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”); and
(b)the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.
Prohibition of Sales to UK Retail Investors
The Notes which are the subject of the offering contemplated by this document, as supplemented by any applicable supplement or pricing term sheet in relation thereto, may not be offered, sold or otherwise made available and will not be offered, sold or otherwise made available to any retail investor in the UK.
(a)For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:
(i)a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or
(ii)a customer within the meaning of the provisions of the FSMA and any rules and regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or
(iii)not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA; and
(b)the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.
Other Regulatory Restrictions
Each underwriter has:
(a)only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and
(b)complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the UK.

Switzerland
This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any Notes. No Notes have been offered or will be offered to the public in Switzerland, except that offers of Notes may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):
(a)to any person which is a professional client as defined under the FinSA;
(b)to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of the underwriters for any such offer; or
(c)in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance, provided that no such offer of Notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 35 FinSA.
The Notes have not been and will not be listed or admitted to trading on a trading venue in Switzerland.
Neither this document nor any other offering or marketing material relating to the Notes constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Hong Kong
Each underwriter:
(a)has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes, except for Notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”), other than (i) to “professional investors” as defined in the SFO and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and
(b)has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Singapore
This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than:
(a)to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA; or
(b)to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018.

Any reference to the SFA is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term or provision as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.
Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (DFSA) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The Notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
In relation to its use in the DIFC, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the Notes may not be offered or sold directly or indirectly to the public in the DIFC.

EXPERTS
The consolidated financial statements of Takeda Pharmaceutical Company Limited and its subsidiaries as of March 31, 2025 and 2024 and for each of the years in the three-year period ended March 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2025, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG AZSA LLC, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing. KPMG AZSA LLC’s address is AZSA Center Building, 1-2, Tsukudo-cho, Shinjuku-ku, Tokyo 162-8551, Japan.
LEGAL MATTERS
The validity of the Notes and the Guarantee and certain legal matters will be passed upon for us by Sullivan & Cromwell LLP as to matters of United States federal law and New York State law. Certain Japanese legal matters will be passed upon for us by Nishimura & Asahi (Gaikokuho Kyodo Jigyo). The validity of the Notes and the Guarantee will be passed upon for any underwriters, dealers or agents by Simpson Thacher & Bartlett LLP as to matters of United States federal law and New York State law.
WHERE YOU CAN FIND MORE INFORMATION
Available Information
This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about Takeda. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus supplement. Takeda is subject to the information requirements of the Exchange Act and, in accordance with the Exchange Act, files annual reports, special reports and other information with the SEC. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information about issuers, like Takeda, that file electronically with the SEC. Takeda’s corporate website is http://www.takeda.com.
Takeda is currently exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Takeda is not required under the Exchange Act to publish financial statements as frequently or as promptly as are U.S. companies subject to the Exchange Act. Takeda will, however, continue to furnish its shareholders with annual reports containing audited financial statements and will issue interim press releases containing unaudited results of operations as well as such other reports as may from time to time be authorized by it or as may be otherwise required.
Takeda’s American Depositary Shares are listed on the New York Stock Exchange under the trading symbol “TAK.”
Incorporation by Reference
The SEC’s rules allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that Takeda files later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference Takeda’s annual report on Form 20-F for the fiscal year ended March 31, 2025 filed with the SEC on June 25, 2025.
All subsequent reports filed by Takeda pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus supplement. In addition, any Form 6-K subsequently submitted by Takeda to the SEC specifying that it is being incorporated by reference into this prospectus supplement shall be deemed to be incorporated by reference. Documents incorporated by reference shall become a part of this prospectus supplement on the respective dates the documents are filed or furnished with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus supplement has been delivered, a copy of any document that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. You may request a copy of these documents by writing or telephoning us at:
Takeda Pharmaceutical Company Limited
1-1 Nihonbashi-Honcho 2-Chome
Chuo-ku, Tokyo 103-8668
Japan
Attention: Investor Relations
Telephone: +81 (0) 3-3278-2306
Email: takeda.ir.contact@takeda.com
Except as described above, no other information is incorporated by reference in this prospectus supplement, including, without limitation, information on our internet site at http://www.takeda.com.

PROSPECTUS
Takeda Pharmaceutical Company Limited
Senior Debt Securities
Takeda U.S. Financing, Inc.
Guaranteed Senior Debt Securities
Fully and Unconditionally Guaranteed by
Takeda Pharmaceutical Company Limited

The issuers named above may offer and sell senior debt securities from time to time in one or more series using this prospectus. Takeda Pharmaceutical Company Limited (“TPC”) is a joint stock corporation incorporated under the laws of Japan. Takeda U.S. Financing, Inc. (“TUSFI”), Takeda Pharmaceutical Company Limited’s indirect wholly-owned finance subsidiary, is a corporation incorporated under the laws of the State of Delaware. Any senior debt securities issued by TUSFI will be fully and unconditionally guaranteed by TPC.
This prospectus describes some of the general terms that may apply to the senior debt securities and the general manner in which they may be offered. The specific terms of any senior debt securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.
The issuers may offer and sell the senior debt securities on a continuous or delayed basis directly to investors or through underwriters, dealers or agents or through a combination of these methods. The names of any underwriters, dealers or agents will be included in a prospectus supplement or free writing prospectus. If any underwriters, dealers or agents are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.
The applicable prospectus supplement will contain information, where applicable, as to any listing on any securities exchange of the senior debt securities covered by the prospectus supplement.
You should carefully consider the information contained under the heading “Item 3.D. Key Information—Risk Factors” in our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission (the “SEC”) and any additional risk factors incorporated by reference into this prospectus or contained in any applicable prospectus supplement(s) before you invest in any of the senior debt securities.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 25, 2025.

You should rely only on the information contained in or incorporated by reference into this prospectus, in any prospectus supplement or in any free writing prospectus. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus. We are offering to sell the senior debt securities only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on the front of those documents, regardless of the time of delivery of the documents or any sale of the senior debt securities.
-i-

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, the issuers named herein may, from time to time, sell the senior debt securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the senior debt securities that may be offered. Each time we sell senior debt securities, we will provide a prospectus supplement that will contain specific information about the terms of the senior debt securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or conflicts with, the information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus that the relevant issuer authorizes to be delivered to you together with additional information described under the heading “Where You Can Find More Information” in this prospectus before purchasing any of our securities.
The terms “Takeda” and the “Company” refer to Takeda Pharmaceutical Company Limited and, unless the context requires otherwise, its consolidated subsidiaries, including TUSFI. The term “TPC” refers to Takeda Pharmaceutical Company Limited on a standalone basis as the issuer of senior debt securities or as the guarantor of senior debt securities issued by TUSFI, as the context may require. The term “TUSFI” refers to Takeda U.S. Financing, Inc. Each of TPC and TUSFI may be the issuer in an offering of senior debt securities, as specified in the applicable prospectus supplement, and are collectively referred to as the “issuers” (and each, an “issuer”) in this prospectus. The terms “we,” “our” and “us” refer to the issuers.
Takeda’s audited consolidated financial statements as of March 31, 2024 and 2025, and for the fiscal years ended March 31, 2023, 2024 and 2025, which are incorporated by reference into this prospectus, have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). The term IFRS also includes International Accounting Standards (“IAS”) and the related interpretations of the committees (Standard Interpretations Committee and International Financial Reporting Interpretations Committee). Unless otherwise stated or otherwise required by the context, Takeda’s financial statements are denominated in Japanese yen, the legal tender of Japan.
The terms “yen” or “¥” refer to Japanese yen, “$” refers to U.S. dollars and “EUR” or “€” refer to Euros, respectively. In this prospectus, any prospectus supplement and any free writing prospectus, yen figures and percentages have been rounded to the figures shown, unless otherwise specified. In tables and graphs with rounded figures, sums may not add up due to rounding.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement, any free writing prospectus and the information incorporated by reference in this prospectus include forward-looking statements regarding the intent, belief, current expectations and targets of our management with respect to our financial condition and future results of operations. These statements constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, in the future we, and others on our behalf, may make statements that constitute forward-looking statements. You should not place undue reliance on any of these statements.
Words such as “may,” “will,” “should,” “would,” “expect,” “intend,” “project,” “plan,” “aim,” “seek,” “target,” “anticipate,” “believe,” “estimate,” “predict,” “potential” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. We do not intend to update these forward-looking statements except as may be required by applicable securities laws.
By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other outcomes described or implied in forward-looking statements will not be achieved. Should one or more of these risks or uncertainties materialize, our actual results may differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. When evaluating forward-looking statements, you should carefully consider the risk factors and other information contained in or incorporated by reference in this prospectus, as well as the risk factors relating to us, a particular security offered by this prospectus or a particular offering discussed in the applicable prospectus supplement or free writing prospectus.

WHERE YOU CAN FIND MORE INFORMATION
Available Information
Takeda files annual reports and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Takeda’s corporate website is https://www.takeda.com/.
This prospectus is part of a registration statement on Form F-3 that we have filed with the SEC relating to the senior debt securities covered by this prospectus. This prospectus does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the applicable contract or other document. You may review a copy of the registration statement through the SEC’s internet site noted above.
Takeda is currently exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Takeda is not required under the Exchange Act to publish financial statements as frequently or as promptly as are U.S. companies subject to the Exchange Act. Takeda will, however, continue to furnish its shareholders with annual reports containing audited financial statements and will issue interim press releases containing unaudited results of operations as well as such other reports as may from time to time be authorized by it or as may be otherwise required.
Takeda’s American Depositary Shares are listed on the New York Stock Exchange under the trading symbol “TAK.”
Incorporation of Documents by Reference
The SEC’s rules allow us to “incorporate by reference” the information Takeda files with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that Takeda files after the date of this prospectus with the SEC and which is incorporated by reference will automatically update and supersede the information contained in this prospectus or incorporated by reference in this prospectus.
We are incorporating by reference Takeda’s annual report on Form 20-F for the fiscal year ended March 31, 2025 filed with the SEC on June 25, 2025. All annual reports of Takeda on Form 20-F filed with the SEC after the date of this prospectus will be incorporated by reference to this prospectus. In addition, Takeda’s current reports on Form 6-K submitted to the SEC after the date of this prospectus (or portions thereof) will be incorporated by reference in this prospectus if such reports expressly state that we incorporate them (or such portions) by reference in this prospectus.
Each person, including any beneficial owner, to whom this prospectus is delivered may request a copy of items incorporated by reference, at no cost, by writing or telephoning us at Takeda’s principal executive offices at Takeda Pharmaceutical Company Limited, 1-1, Nihonbashi-Honcho 2-Chome, Chuo-ku, Tokyo 103-8668 Japan; Telephone: 81-3-3278-2306.
Except as described above, no other information is incorporated by reference in this prospectus, including, without limitation, information on Takeda’s website.

DESCRIPTION OF ISSUERS
TPC
TPC is a joint stock corporation incorporated under the laws of Japan. TPC is the parent company of the Takeda group, a global, values-based, research and development driven biopharmaceutical company with operations in approximately 80 countries. For further information, see “Item 4. Information on the Company” in Takeda’s most recent annual report on Form 20-F filed with the SEC. TPC will be the issuer of senior debt securities and the guarantor of the guaranteed senior debt securities.
TUSFI
TUSFI is a Delaware corporation. It is TPC’s indirect wholly-owned finance subsidiary and issues debt securities for the benefit of the Takeda group. TUSFI will be the issuer of the guaranteed senior debt securities. TUSFI will not be an obligor on any of the senior debt securities issued by TPC. The proceeds of any guaranteed senior debt securities sold by TUSFI hereunder will be lent on, distributed via dividend or otherwise transferred to other members of the Takeda group.

OFFERING INFORMATION
We may sell an indeterminate amount of senior debt securities from time to time through negotiated transactions with underwriters or with other persons, through a combination of such methods of sale or otherwise, including private sales. See “Plan of Distribution.” We may sell senior debt securities at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by agreement between us and underwriters, brokers, dealers or agents, or purchasers. For further information about the senior debt securities, see “Description of Senior Debt Securities and Guarantee.”
RISK FACTORS
Before making a decision to invest in any of the senior debt securities, you should carefully consider the risks described under “Risk Factors” in Takeda’s most recent annual report on Form 20-F and in any updates to those risk factors in its current reports on Form 6-K that are incorporated herein and in the applicable prospectus supplement, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we refer you, in light of your particular investment objectives and financial circumstances.
USE OF PROCEEDS
We intend to use the net proceeds from the sale of the senior debt securities described in this prospectus for general corporate purposes, unless otherwise described in the applicable prospectus supplement or free writing prospectus.

CAPITALIZATION AND INDEBTEDNESS
The following table shows Takeda’s consolidated capitalization and indebtedness as of March 31, 2025.
This table should be read together with Takeda’s consolidated financial statements, including the notes thereto, and the other financial data appearing elsewhere, or incorporated by reference, in this prospectus.

As of March 31, 2025
(billions of yen)
Short-term Debt:
Current portion of bonds and loans	¥548.9
Long-term Debt:
Non-current portion of bonds and loans	3,966.3
Equity:
Share capital
Authorized—3,500,000,000 shares;
Issued—1,590,949,609 shares	1,694.7
Share premium	1,775.7
Treasury shares	(74.8)
Retained earnings	1,187.6
Other components of equity	2,351.9
Equity attributable to owners of the Company	6,935.1
Non-controlling interests	0.9
Total equity	¥6,936.0
Total capitalization and indebtedness(1)	¥10,902.3
___________________
Note:
(1)Represents the sum of long-term debt and total equity.

DESCRIPTION OF SENIOR DEBT SECURITIES AND GUARANTEE
The following is a summary of certain general terms and provisions of any senior debt securities that may be offered under this prospectus (including, for any such senior debt securities issued by TUSFI, of the related Guarantee of TPC). The specific terms and provisions of a particular series of senior debt securities to be offered, and the extent to which the general terms and provisions summarized below apply to such securities, will be described in an applicable prospectus supplement or free writing prospectus that is authorized to be delivered in connection with such offering. If there is any inconsistency between the general terms and provisions presented here and those in the applicable prospectus supplement or free writing prospectus, those in the applicable prospectus supplement or free writing prospectus will apply.
Because this section is a summary, it does not describe every aspect of the Indentures (as defined below), the senior debt securities and the Guarantee. It is qualified in its entirety by the provisions of the applicable indenture (including, if applicable, the Guarantee) and the senior debt securities, forms of which have been filed as exhibits to the registration statement of which this prospectus is part. You should refer to those documents for additional information.
General
TPC may issue senior debt securities from time to time, in one or more series under an indenture which is included as an exhibit to the registration statement of which this prospectus is a part (the “TPC Indenture”), dated as of July 9, 2020 between TPC, as issuer, and The Bank of New York Mellon, a banking corporation organized under the laws of the New York, as trustee (the “trustee”). TUSFI may issue senior debt securities fully and unconditionally guaranteed by TPC, from time to time, in one or more series under an indenture which is included as an exhibit to the registration statement of which this prospectus is a part (the “TUSFI Indenture”), to be entered into among TUSFI, as issuer, TPC, as guarantor, and The Bank of New York Mellon. In the following discussion, the TPC Indenture and the TUSFI Indenture are sometimes collectively referred to as the “Indentures,” TPC and TUSFI are sometimes referred to as the “issuer,” as the context may require, “TPC” is sometimes referred to as the “Guarantor” and “senior debt securities” refer to the senior debt securities issued by TPC or TUSFI, as the context may require.
Each of the Indentures provides that the relevant issuer may issue senior debt securities up to an aggregate principal amount as such issuer may authorize from time to time. Neither of the indentures limits the amount of senior debt securities that the relevant issuer may issue thereunder, or contain any limitations on the amount of other indebtedness or other liabilities that the relevant issuer, (in the case of the TUSFI Indenture) the Guarantor or (to the extent applicable) any of their respective subsidiaries may incur.
The senior debt securities of each series will constitute the relevant issuer’s direct, unconditional, unsecured and unsubordinated general obligations and will at all times rank pari passu without any preference among themselves and with all other unsecured obligations of the issuer, other than, if applicable, such issuer’s subordinated obligations and except for statutorily preferred obligations.
Terms Specified in the Applicable Prospectus Supplement or Free Writing Prospectus
The applicable prospectus supplement or free writing prospectus will specify, if applicable, the following terms of, and other information relating to, a particular series of senior debt securities being offered. Such information may include:
•the issuer of the senior debt securities;
•the specific designation;
•the aggregate principal amount, purchase price and denomination;
•the currency in which the senior debt securities are denominated and/or in which principal, premium, if any, and/or interest, if any, is payable;

•the date of maturity;
•the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;
•the interest payment dates, if any;
•the place or places for payment of the principal of and any premium and/or interest on the senior debt securities;
•any additional redemption provisions and any repayment, prepayment or sinking fund provisions, including any redemption notice provisions;
•whether the issuer will issue the senior debt securities in definitive form and under what terms and conditions;
•any agents for the senior debt securities, including depositaries, authenticating or paying agents, transfer agents or registrars;
•whether certain payments on the senior debt securities will be guaranteed by TPC or under a financial insurance guaranty policy and the terms of such guaranty;
•any selling restrictions applicable to the offer, sale or delivery of the senior debt securities;
•material U.S. federal, state or Japanese tax considerations;
•any listing of the senior debt securities on a securities exchange; and
•any other specific terms of the senior debt securities, including any modifications to or additional events of default, covenants or modified or eliminated acceleration rights, and any terms required by or advisable under applicable laws or regulations.
The senior debt securities may be issued as original issue discount senior debt securities. Original issue discount securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement or free writing prospectus will contain information relating to any material income tax, accounting, and other special considerations applicable to such securities.
TPC Guarantee of Securities Issued by TUSFI
All senior debt securities issued by TUSFI will be fully and unconditionally guaranteed by TPC pursuant to the Guarantee of TPC contained in the TUSFI Indenture. If for any reason TUSFI does not make any required payment in respect of its senior debt securities when due, whether on the normal due date, on acceleration, redemption or otherwise, TPC will cause the payment to be made to or to the order of the trustee.
The Guarantee of each series of senior debt securities will constitute the TPC’s direct, unconditional, unsecured and unsubordinated general obligation and will at all times rank pari passu without any preference among any other such Guarantee and with all other unsecured obligations of TPC, other than, if applicable, TPC’s subordinated obligations and except for statutorily preferred obligations.
The holder of a guaranteed debt security will be entitled to payment under the applicable guarantee of TPC without taking any action whatsoever against TUSFI.
Further Issuances
Each issuer reserves the right, from time to time, without the consent of the holders of the senior debt securities of a particular series, to issue additional senior debt securities on terms and conditions identical to those of the original senior debt securities of such series (other than the issue date, the issue price and, in some cases, the first interest payment date), which additional senior debt securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the outstanding senior debt securities of the relevant series; provided that if any additional senior debt securities are not fungible with the outstanding senior debt securities of the relevant series for U.S. federal income tax purposes, such additional senior debt securities will be issued as a separate series under the applicable indenture and will have a separate “CUSIP” or similar identifying number from the outstanding senior debt securities of the relevant series.
Repurchases
The issuer, the Guarantor (if applicable) or any subsidiary thereof, may at any time purchase any or all of the senior debt securities in the open market or otherwise at any price. Subject to applicable law, none of the issuer, the Guarantor (if applicable) or any subsidiary thereof shall have any obligation to offer to purchase any senior debt securities held by any holder as a result of the issuer’s, the Guarantor’s (if applicable), such subsidiary’s or such holder’s purchase or offer to purchase senior debt securities held by any other holder in the open market or otherwise. Any senior debt security so repurchased by the issuer, the Guarantor (if applicable) or any subsidiary thereof shall be cancelled.
Taxation and Additional Amounts
TPC as an Issuer
All payments of principal and interest by TPC in respect of the senior debt securities issued by it shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law or by any such authority. In such event, TPC shall pay such additional amounts as will result in the receipt by the holders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable with respect to any senior debt securities under any of the following circumstances:
(i)the holder or beneficial owner of the senior debt securities is an individual non-resident of Japan or a non-Japanese corporation and is liable for such taxes in respect of such senior debt securities by reason of its (A) having some present or former connection with Japan other than the mere holding of such senior debt securities or (B) being a person having a special relationship with TPC (a “specially-related person of TPC”) as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended) (together with the cabinet order thereunder (Cabinet Order No. 43 if 1957, as amended), the “Act on Special Taxation Measures”);
(ii)the holder or beneficial owner of the senior debt securities would otherwise be exempt from any such withholding or deduction but fails to comply with any applicable requirement to provide Interest Recipient Information (as defined below) or to submit a Written Application for Tax Exemption (as defined below) to the relevant paying agent to whom the relevant senior debt securities are presented (where presentation is required), or whose Interest Recipient Information is not duly communicated through the relevant Participant (as defined below) and the relevant international clearing organization to such paying agent;
(iii)the holder or beneficial owner of the senior debt securities is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for (A) a Designated Financial Institution (as defined below) that complies with the requirement to provide Interest Recipient Information or to submit a Written Application for Tax Exemption and (B) an individual resident of Japan or a Japanese corporation that duly notifies (directly, through the relevant Participant or otherwise) the relevant paying agent of its status as not being subject to taxes to be withheld or deducted by TPC by reason of receipt by such individual resident of Japan or Japanese corporation of interest on such senior debt securities through a payment handling agent in Japan appointed by it);
(iv)the senior debt securities are presented for payment (where presentation is required) more than 30 days after the day on which such payment on the senior debt securities became due or after the full payment was provided for, whichever occurs later, except to the extent the holder thereof would have been entitled to additional amounts on presenting the same for payment on the last day of such period of 30 days;
(v)the holder is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, any senior debt security, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner, in each case, who would not have been entitled to such additional amounts had it been the holder of such senior debt security; or
(vi)any combination of (i) through (v) above.
Where senior debt securities issued by TPC are held through a participant of an international clearing organization or a financial intermediary (a “Participant”), in order to receive payments free of withholding or deduction by TPC for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, if the relevant beneficial owner is (a) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of TPC) or (b) a Japanese financial institution or a Japanese financial instruments business operator (each, a “Designated Financial Institution”) falling under certain categories prescribed by the Act on Special Taxation Measures, all in accordance with the Act on Special Taxation Measures, such beneficial owner must, at the time of entrusting a Participant with the custody of the relevant senior debt securities, provide certain information prescribed by the Act on Special Taxation Measures (“Interest Recipient Information”) to enable the Participant to establish that such beneficial owner is exempted from the requirement for taxes to be withheld or deducted, and advise the Participant if the beneficial owner ceases to be so exempted (including the case where a beneficial owner that is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of TPC).
Where senior debt securities issued by TPC are not held by a Participant, in order to receive payments free of withholding or deduction by TPC for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, if the relevant beneficial owner is (a) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of TPC) or (b) a Designated Financial Institution, all in accordance with the Act on Special Taxation Measures, such beneficial owner must, prior to each time at which it receives interest, submit to the relevant paying agent a written application for tax exemption (hikazei tekiyo shinkokusho) (a “Written Application for Tax Exemption”) in a form obtainable from the paying agent stating, inter alia, the name and address of the beneficial owner, the title of the senior debt securities, the relevant interest payment date, the amount of interest and the fact that the beneficial owner is qualified to submit the Written Application for Tax Exemption, together with documentary evidence regarding its identity and residence.
By subscribing for the senior debt securities issued by TPC, an investor will be deemed to have represented that it is a beneficial owner that is, (i) for Japanese tax purposes, neither (a) an individual resident of Japan or a Japanese corporation, nor (b) an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of TPC (excluding an underwriter designated in Article 6, Paragraph (12), item 1 of the Act on Special Taxation Measures which purchases unsubscribed portions of the senior debt securities from the other underwriters) or (ii) a Designated Financial Institution.
TPC as a Guarantor
All payments of principal and interest by TPC in its capacity as Guarantor in respect of the senior debt securities issued by TUSFI and guaranteed by TPC shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature, unless such withholding or deduction is required by law or by any such authority. If any such withholding or deduction is imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, TPC shall pay such additional amounts as will result in the receipt by the holders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable with respect to any senior debt securities subject to the Guarantee where:
(i)in respect of any tax, duty, assessment or governmental charge that would not have been so imposed but for the existence of any present or former connection between the holder or beneficial owner of such senior debt security (or between a fiduciary, settlor, beneficiary, member or shareholder of, or holder of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) and Japan (other than a connection arising solely from the ownership of the senior debt securities or the receipt of payments or enforcement of rights in respect thereof), including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or holder of a power) being considered as:
(A)being or having been present or engaged in a trade or business in Japan or having or having had a permanent establishment therein; or
(B)having a current or former relationship with Japan, including a relationship as a citizen or resident or being treated as a resident thereof;
(ii)the holder or beneficial owner failed to provide information about the nationality, residence or identity of the holder or beneficial owner, or to make a declaration or satisfy any information requirements, that the statutes, treaties, regulations or administrative practices of Japan require as a precondition to exemption from all or part of such tax, duty, assessment or governmental charge;
(iii)the senior debt securities are presented for payment (where presentation is required) more than 30 days after the day on which such payment on the senior debt securities became due or after the full payment was provided for, whichever occurs later, except to the extent the holder thereof would have been entitled to additional amounts on presenting the same for payment on the last day of such period of 30 days;
(iv)the holder is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, any senior debt security, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner, in each case, who would not have been entitled to such additional amounts had it been the holder of such senior debt security; or
(v)any combination of (i) to (iv) above.
TUSFI
All payments of principal and interest by TUSFI in respect of the senior debt securities shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges of whatever nature, unless such withholding or deduction is required by law. If any such withholding or deduction is imposed or levied by or on behalf of the United States, or any political subdivision thereof or any authority therein having power to tax, with respect to payments of principal and interest by TUSFI in respect of the senior debt securities, TUSFI shall pay to the holder of each senior debt security who is a United States Alien such additional amounts (all such amounts being referred to herein with respect to TUSFI as “additional amounts”) as may be necessary so that the net amounts received by that holder after such withholding or deduction shall equal the respective amounts which would have been receivable in respect of such senior debt security in the absence of such withholding or deduction, provided that, no such additional amounts shall be payable in relation to any such withholding or deduction in respect of any senior debt security:
(i)in respect of any tax, duty, assessment or governmental charge that would not have been so imposed but for the existence of any present or former connection between the holder or beneficial owner of such senior debt security (or between a fiduciary, settlor, beneficiary, member or shareholder of, or holder of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) and the United States (other than a connection arising solely from the ownership of the senior debt securities or the receipt of payments or enforcement of rights in respect thereof), including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or holder of a power) being considered as:
(A)being or having been present or engaged in a trade or business in the United States or having or having had a permanent establishment therein; or
(B)having a current or former relationship with the United States, including a relationship as a citizen or resident or being treated as a resident thereof;
(ii)in respect of any tax, duty, assessment or governmental charge that would not have been so imposed but for the holder or beneficial owner of the senior debt security (or a fiduciary, settlor, beneficiary, member or shareholder of, or holder of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) being or having been treated as:
(A)a controlled foreign corporation, a passive foreign investment company, a personal holding company or a corporation that has accumulated earnings to avoid U.S. federal income tax or a private foundation or other tax-exempt organization; or
(B)an actual or a constructive “10-percent shareholder” of TUSFI within the meaning of Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended; or
(C)a bank that is described in Section 881(c)(3)(A) of the U.S. Internal Revenue Code of 1986, as amended;
(iii)to any holder or beneficial owner of a senior debt security who is a fiduciary or partnership to the extent that a beneficiary or settlor with respect to such fiduciary or member of such partnership would not have been entitled to the payment of additional amounts had such beneficiary, settlor or member been the holder or beneficial owner of such senior debt security;
(iv)in respect of any tax, duty, assessment or governmental charge that would not have been imposed or withheld but for the failure of the holder or beneficial owner of the senior debt security to comply with applicable certification, identification or information reporting requirements under United States income tax laws concerning the nationality, residence, identity or connection (or lack of connection) with the United States of the holder or beneficial owner, if such compliance is required by United States income tax laws as a precondition to relief or exemption from such tax, duty, assessment or governmental charge; or
(v)in any case that is a combination of any of (i) through (iv) above, provided, further, that no such additional amounts shall be payable with respect to any senior debt security presented for payment more than 30 days after the relevant date (as defined below) except to the extent that the holder thereof would have been entitled to such additional amounts on presenting the same for payment on the last day of such 30-day period assuming that day to have been a business day.
As used in this “—Taxation and Additional Amounts—TUSFI” section, the term “United States Alien” means a person that is not (i) an individual who is a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, other than a U.S. partnership that is not treated as a United States person under any applicable U.S. Treasury regulation, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source of income, or (iv) a trust if (x) a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (y) the trust was in existence on August 20, 1996 and treated as a United States person for U.S. federal income tax purposes prior to such date, and the trust elected to continue to be treated as a United States person for U.S. federal income tax purposes.
As used in this “—Taxation and Additional Amounts—TUSFI” section, the “relevant date” means the date on which any payment in respect of a senior debt security first becomes due, except that, if the full amount of the moneys payable has not been duly received by the trustee on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the holders in accordance with the TUSFI Indenture.
General Provisions
The issuer or the Guarantor, as the case may be, will make any required withholding or deduction of taxes, duties, assessments or governmental charges imposed by a Tax Jurisdiction (as defined below) and will remit the full amount withheld or deducted to the applicable Tax Jurisdiction in accordance with applicable law. The issuer or the Guarantor, as the case may be, will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any tax, duty, assessment or other governmental charge so withheld or deducted from the Tax Jurisdiction imposing such tax, duty, assessment or other governmental charges, and if certified copies are not available, the issuer or the Guarantor, as the case may be, will use reasonable efforts to obtain other evidence satisfactory to the trustee. The trustee shall make such certified copies or other evidence available to the securityholders or the beneficial owners of the senior debt securities upon reasonable written request to the trustee.
At least 10 days prior to the first interest payment date on the senior debt securities on which the issuer or the Guarantor, as the case may be, would be required to pay additional amounts, and at least 10 days prior to each principal or subsequent interest payment date with respect to such senior debt securities if there has been any change with respect to the matters set forth in the previously provided officer’s certificate or Guarantor officer’s certificate, the issuer or the Guarantor, as the case may be, will furnish the trustee and the paying agent, if other than the trustee, with an officer’s certificate or Guarantor officer’s certificate instructing the trustee and such paying agent as to the amount required to be deducted or withheld on such payments to the holders of senior debt securities and indicating that the issuer or the Guarantor, as the case may be, will pay to the trustee or such paying agent the additional amounts required by the applicable indenture.
The obligation to pay additional amounts shall not apply to (i) any estate, inheritance, gift, excise, sales, transfer, personal property or any similar tax, duty, assessment, fee or other governmental charge or (ii) any tax, duty, assessment, fee or other governmental charge that is payable otherwise than by deduction or withholding from payments of principal of or interest on the senior debt securities or the Guarantee; provided that, except as otherwise set forth in the senior debt securities and the applicable indenture, the issuer and the Guarantor, as the case may be, shall pay all stamp, court or documentary taxes or any other excise, property or similar taxes, charges or levies and other duties, if any, which may be imposed by a Tax Jurisdiction, with respect to such indenture or as a consequence of the issuance, execution, delivery or registration of the senior debt securities and the Guarantee.
Whenever in the relevant indenture, the senior debt securities or the Guarantee there is mentioned, in any context, the payment of the principal of, or interest on, or in respect of, any senior debt security or the Guarantee, such mention shall be deemed to include the payment of additional amounts provided for in such indenture, to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of such indenture, and express mention of the payment of additional amounts (if applicable) in any provisions hereof or thereof shall not be construed as excluding additional amounts in other provisions hereof or thereof where such express mention is not made.
For the avoidance of doubt, none of TPC, TUSFI, the trustee, any paying agent or any other person shall be required to pay any additional amounts with respect to any withholding or deduction imposed on or in respect of any senior debt security pursuant to Sections 1471 to 1474 of the Internal Revenue Code of 1986, as amended, commonly referred to as FATCA, any treaty, law, regulation or other official guidance implementing FATCA, or any agreement between TPC, TUSFI, the trustee, a paying agent or any other person and the United States, any other jurisdiction, or any authority of any of the foregoing implementing FATCA. References to principal or interest in respect of the senior debt securities shall be deemed to include any additional amounts due which may be payable as set forth in the senior debt securities and the applicable indenture.
“Tax Jurisdiction” as used in this prospectus means the United States or any political subdivision or any authority thereof or therein having power to tax in the case of payments by TUSFI (or any successor entity), and Japan or any political subdivision or any authority thereof or therein having power to tax in the case of payments by TPC (or any successor entity).

Optional Tax Redemption
Any series of senior debt securities may be redeemed at any time, at the option and sole discretion of the issuer, in whole, but not in part, and upon giving not less than 30 nor more than 60 days’ notice of redemption to the trustee and the holders (which notice shall be irrevocable), at the principal amount of such series of senior debt securities together with interest accrued to the date fixed for redemption and any additional amounts thereon, if the issuer of such senior debt securities or the Guarantor in the case of senior debt securities issued by TUSFI has been or will be obliged to pay any additional amounts with respect to such series as a result of (a) any change in, or amendment to, the laws or regulations of a Tax Jurisdiction or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the issuance of such senior debt securities or (b) after the completion of any Succession Event (as defined below), any change in, or amendment to, the laws or regulations of the jurisdiction of the succeeding entity or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of such Succession Event, and in either case such obligation cannot be avoided through the taking of reasonable measures available to the issuer (or, if applicable, the Guarantor) or the succeeding entity, as the case may be (an “Additional Amounts Event”).
Prior to the publication of any notice of such redemption, the issuer shall deliver to the trustee (i) a certificate signed by a responsible officer stating that the conditions precedent to its right to so redeem have been fulfilled and (ii) an opinion of independent legal advisors of recognized standing confirming that an Additional Amounts Event has occurred. The trustee shall accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the holders.
No notice of redemption for an Additional Amounts Event shall be given sooner than 90 days prior to the earliest date on which the issuer would actually be obliged to pay such additional amounts on payment with respect to the senior debt securities.
Events of Default and Rights of Acceleration
The Indentures provide holders of the senior debt securities with certain remedies if the issuer or, if applicable, the Guarantor, fails to perform specific obligations, such as making payments on the senior debt securities, or if the issuer or, if applicable, the Guarantor, becomes subject to certain bankruptcy or insolvency events. Holders of the senior debt securities should review the applicable indenture and understand what constitutes an event of default and what does not.
An event of default with respect to a series of senior debt securities is defined under the Indentures as any one or more of the following events having occurred:
(a)The issuer (and, if applicable, the Guarantor) defaults for more than seven days in the payment of principal when due or for more than 30 days in the payment of interest in respect of any of the senior debt securities of such series and, if applicable, the Guarantee;
(b)The issuer (or, if applicable, the Guarantor) defaults in the performance or observance of any covenant, condition or provision contained in the senior debt securities of such series or in the applicable indenture for a period of 90 days after written notification requesting that the issuer (or, if applicable, the Guarantor) remedies such default shall first have been given to the issuer (or, if applicable, the Guarantor) (and to the trustee in the case of notice by the holders referred to below) by the trustee or holders of at least 25% in principal amount of the then outstanding senior debt securities of such series;
(c)The issuer (or, if applicable, the Guarantor) becomes bound as a consequence of a default by it in its obligations in respect of any indebtedness for borrowed moneys having a total principal amount then outstanding of at least $200,000,000 (or its equivalent in any other currency or currencies) contracted or incurred by the issuer (or, if applicable, the Guarantor) prematurely to repay the same, or the issuer (or, if applicable, the Guarantor) has defaulted in the repayment of any such indebtedness contracted or incurred by the issuer (or, if applicable, the Guarantor) at the later of the maturity thereof or the expiration of any applicable grace period therefor, or the issuer (or, if applicable, the Guarantor) has failed to pay when properly called upon to do so, and after the expiration of any applicable grace period, any guarantee contracted or incurred by the issuer (or, if applicable, the Guarantor) of any such indebtedness in accordance with the terms of any such guarantee; provided, however, that, prior to any judgment, if the issuer (or, if applicable, the Guarantor) cures any such default under such indebtedness, or it is waived by the holders of such indebtedness, in each case as may be permitted under the terms of such indebtedness, then such event of default shall be deemed to have been thereupon cured or waived;
(d)A final and non-appealable order of a court of competent jurisdiction is made or an effective resolution of the issuer (or, if applicable, the Guarantor) is passed for winding-up or dissolution of the issuer (or, if applicable, the Guarantor) except for the purposes of or pursuant to a consolidation, amalgamation, merger or reconstruction under which the continuing corporation or the corporation formed as a result thereof effectively assumes the entire obligations of the issuer (or, if applicable, the Guarantor) under the applicable indenture in relation to the senior debt securities of such series;
(e)In the case of the TUSFI Indenture, the Guarantee contained therein is held to be unenforceable or invalid in a judicial proceeding, or is claimed in writing by either the issuer or the Guarantor not to be valid and enforceable, or the Guarantee is denied or disaffirmed in writing by either the issuer or the Guarantor;
(f)An encumbrancer shall have taken possession, or a trustee or receiver shall have been appointed, in bankruptcy, civil rehabilitation, reorganization or insolvency of the issuer (or, if applicable, the Guarantor), of all or substantially all of the assets and undertakings of the issuer (or, if applicable, the Guarantor) and such possession or appointment shall have continued undischarged and unstayed for a period of 60 days;
(g)The issuer (or, if applicable, the Guarantor) stops payment (within the meaning of applicable bankruptcy law) or (otherwise than for the purposes of such a consolidation, amalgamation, merger or reconstruction) cease to carry on business or is unable to pay its debts generally as and when they fall due;
(h)A decree or order by any court having jurisdiction shall have been issued adjudging the issuer (or, if applicable, the Guarantor) bankrupt or insolvent, or approving a petition seeking with respect to its reorganization or liquidation under applicable bankruptcy, civil rehabilitation, reorganization or insolvency law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days;
(i)The issuer (or, if applicable, the Guarantor) initiates or consents to proceedings relating to it under applicable bankruptcy, civil rehabilitation, reorganization or insolvency law or shall make a conveyance or assignment for the benefit of, or shall enter into any composition with, its creditors generally; or
(j)Any other event of default provided for in a supplemental indenture to the applicable indenture or in the applicable senior debt securities, as may be specified in the applicable prospectus supplement or free writing prospectus.
Under the Indentures, the trustee shall be required to give notice by mail or in accordance with the procedures of the relevant clearing system or depositary to the holders of the relevant series of the senior debt securities of all defaults known to the trustee that have occurred with respect to such series. The trustee shall be required to transmit the notice within 90 days of such occurrence of an event of default, unless the defaults have been cured before transmission of such notice.
The Indentures provide that if an event of default with respect to a series of senior debt securities occurs and is continuing, then in every such case (other than an event of default specified in (h) or (i) above) the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of each affected series may declare the principal amount of all of the senior debt securities of such affected series to be due and payable immediately, by a notice in writing to the issuer (and, if applicable, the Guarantor) (and to the trustee if given by holders), and upon any such declaration such principal amount shall become immediately due and payable. Notwithstanding the foregoing, in the case of an event of default arising under subsection (h) or (i) above with respect to the issuer (or, if applicable, the Guarantor), the principal of and interest on all outstanding senior debt securities will become immediately due and payable without further action or notice.

Waiver of Default
The holders of a majority in aggregate principal amount of the outstanding senior debt securities of all affected series then outstanding under the applicable indenture relating to such senior debt securities (voting together as a single class) also have the right to waive any past event of default and its consequences, except a default in the payment of the principal of or interest on any senior debt securities or a default in respect of a covenant or a provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each senior debt security affected thereby.
Merger, Consolidation, Sale or Disposition
The Indentures provide that the issuer and, if applicable, the Guarantor may not merge or consolidate into any other corporation, entity or person (if it is not the continuing entity), or sell, lease or dispose of its properties and assets substantially as an entirety (including by way of a corporate split or similar arrangement), whether as a single transaction or a number of transactions, related or not, to any other corporation, entity or person unless:
•the corporation, entity or person assumes or succeeds its obligations under all series of the senior debt securities and the applicable indenture (and, if such corporation, entity or person is organized in a jurisdiction other than a Tax Jurisdiction, agrees to pay any additional amounts in respect of any taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the jurisdiction of such corporation, entity or person, or any authority therein or thereof having power to tax, corresponding to the obligation to pay additional amounts as described under “—Taxation and Additional Amounts” substituting such jurisdiction for references to “Japan” or “United States,” as the case may be), and
•after giving effect thereto, no event of default with respect to any series of the senior debt securities under the applicable indenture shall have occurred and be continuing (such permitted transaction, a “Succession Event”).
Negative Pledge
So long as any senior debt securities under the Indentures remain outstanding, the issuer and, if applicable, the Guarantor will not, and will procure that none of their respective Principal Subsidiaries (as defined below) will, create or permit to subsist any Lien (as defined below) on any of its, or, as the case may be, such Principal Subsidiaries’, property, assets or revenues, present or future, to secure, for the benefit of the holders of Public External Indebtedness (as defined below), payment of any sum owing in respect of any such Public External Indebtedness, any payment under any guarantee of any such Public External Indebtedness or any payment under any indemnity or other like obligation relating to any such Public External Indebtedness, unless contemporaneously therewith effective provision is made to secure all senior debt securities under the applicable indenture equally and ratably with such Public External Indebtedness with a similar Lien on the same property, assets or revenues securing such Public External Indebtedness for so long as such Public External Indebtedness are secured by such Lien.
“Principal Subsidiary” means any subsidiary (i) whose revenue, as shown by the latest audited financial statements of such subsidiary, constitute at least 10% of the consolidated revenue of its parent company and its consolidated subsidiaries as shown by its parent company’s latest audited consolidated financial statements or (ii) whose gross assets, as shown by the latest audited financial statements of such subsidiary, constitute at least 10% of the gross assets of its parent company and its consolidated subsidiaries as shown on its parent company’s latest audited consolidated financial statements.
“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset and any other right of or arrangement with any creditor to have its claims satisfied out of any property or assets, or the proceeds therefrom, prior to any general creditor of the owner thereof.
“Public External Indebtedness” means bonds, debentures, notes or other similar investment securities of the issuer, the Guarantor (if applicable), or any other person evidencing indebtedness with a maturity of not less than one year from the issue date thereof, or any guarantees thereof, which are (a) either (i) by their terms payable, or confer a right to receive payment, in any currency other than Japanese yen or (ii) denominated in Japanese yen and more than 50% of the aggregate principal amount thereof is initially distributed outside of Japan by or with the authorization of the issuer thereof; and (b) for the time being, or are intended to be, quoted, listed, ordinarily dealt in or traded, in each case primarily, on a stock exchange or over-the-counter or other securities market outside Japan.
Paying Agents
Whenever the issuer (or, if applicable, the Guarantor) appoints a paying agent to make payments required under the Indentures and the relevant series of senior debt securities, such paying agent will hold all sums received by it for the payment of the principal and interest on the securities in trust for the benefit of the holders of the senior debt securities and will make payments to such holders as provided for in the applicable indenture and the senior debt securities.
Indemnification of Judgment Currency
The issuer (and, if applicable, the Guarantor) will indemnify each holder of a senior debt security to the full extent permitted by applicable law against any loss incurred by the holder as a result of any judgment or order being given or made for any amount due under such senior debt security and such judgment or order being expressed and paid in a currency, referred to as judgment currency, other than U.S. dollars or euros, as the case may be, and as a result of any variation as between (a) the rate of exchange at which the U.S. dollar or euro, as the case may be, is converted into the judgment currency for the purpose of the judgment or order and (b) the spot rate of exchange in The City of New York, in the case of U.S. dollars, and London, in the case of euros, at which the holder on the date that payment is made pursuant to the judgment or order is able to purchase U.S. dollars or euros, as the case may be, with the amount of the judgment currency actually received by the holder.
Satisfaction and Discharge
The issuer (and, if applicable, the Guarantor) may terminate its respective obligations under the applicable indenture (except as to any surviving rights of registration of transfer or exchange of senior debt securities expressly provided for in the applicable indenture) when:
(1)either: (A) all senior debt securities theretofore authenticated and delivered have been delivered to the trustee for cancellation; or (B) all such senior debt securities not theretofore delivered to the trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their maturity date within one year, or (iii) are to be called for redemption under the applicable indenture within one year; and the issuer (or, if applicable, the Guarantor), in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the trustee as trust funds in trust for such purpose money in an amount sufficient to pay and discharge the entire indebtedness on such senior debt securities not theretofore delivered to the trustee for cancellation, for principal and interest to the date of such deposit (in the case of senior debt securities which have become due and payable) or to the date of redemption, as the case may be;
(2)the issuer (or, if applicable, the Guarantor) has paid or caused to be paid or made provision satisfactory to the trustee for the payment of all other sums payable under the applicable indenture by it; and
(3)the issuer (or, if applicable, the Guarantor) has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the applicable indenture have been complied with.
Modification and Waiver
Modification and amendment of the senior debt securities of any series and the Indentures may be made by the issuer, the Guarantor (if applicable) and the trustee with the written consent of the holders of not less than a majority of the aggregate principal amount of the outstanding senior debt securities of each affected series; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding senior debt security affected thereby:
(i)change the maturity date of the principal or payment date of any interest or change any obligation of the issuer (or, if applicable, the Guarantor) to pay any additional amounts;
(ii)reduce the principal amount of, or rate of interest on, any senior debt securities;
(iii)change the redemption date or price at which senior debt securities are redeemed;
(iv)affect the rights of holders of less than all the outstanding senior debt securities;
(v)change the place of payment where, or the coin or currency in which, any note or interest thereon is payable; or
(vi)impair the right of a holder to institute suit for the enforcement of any payment on or with respect to any senior debt securities on or after the date when due;
provided, further, that no such modification may, without the consent of the holders of all senior debt securities of the affected series outstanding at the time, alter the respective percentages of outstanding senior debt securities necessary, pursuant to the applicable indenture, to modify the terms of the senior debt securities, waive past defaults or accelerate the payment of the principal amount of the senior debt securities.
It shall not be necessary for any act of holders under the relevant section of the applicable indenture to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such act shall approve the substance thereof.
Notwithstanding the foregoing, without the consent of any affected holders of the senior debt securities, the issuer, the Guarantor (if applicable) and the trustee, at any time and from time to time, may enter into one or more indentures supplemental to the applicable indenture, in form satisfactory to the trustee, for any of the following purposes:
(i)to evidence the succession of another corporation, entity or person to the issuer (or, if applicable, the Guarantor) and the assumption by any such successor of covenants of the issuer (or, if applicable, the Guarantor) in the applicable indenture and the senior debt securities;
(ii)to add to covenants of the issuer (or, if applicable, the Guarantor) or to surrender any right or power in the applicable indenture conferred upon the issuer (or, if applicable, the Guarantor) for the benefit of the holders of the senior debt securities;
(iii)to evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee;
(iv)to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be defective or inconsistent with any other provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under the applicable indenture, provided that such action shall not adversely affect the interests of the holders of the senior debt securities in any material respect;
(v)to make any other change that does not adversely affect the interests of the holders of the senior debt securities in any material respect; or
(vi)to comply with requirements of the SEC in order to effect or maintain the qualification hereof under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The Trustee
Unless otherwise specified in connection with a particular offering of senior debt securities, The Bank of New York Mellon will serve as the trustee.
Any trustee appointed pursuant to the Indentures will have and will be subject to all of the duties and responsibilities under the relevant indenture and those with respect to an indenture trustee under the Trust Indenture Act.
The Indentures provide that during the existence of an event of default with respect to the senior debt securities, the trustee will exercise the rights and powers vested in it by the applicable indenture, and use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. In the absence of an event of default with respect to the senior debt securities, the trustee need only perform the duties specifically set forth in the applicable indenture or in the Trust Indenture Act.
The Indentures and the Trust Indenture Act contain limitations on the rights of the trustee under the Indentures, should it be or become a creditor of the issuer (or, if applicable, the Guarantor), to obtain payment of claims. The trustee is not precluded from engaging in other transactions, provided that if it has or acquires any conflicting interest, as defined in Section 310(b) of the Trust Indenture Act, it must eliminate such conflict or resign.
The trustee will be under no obligation to exercise any rights or powers vested in it by the Indentures at the request or direction of any holder, unless such holders have offered to the trustee security and/or indemnity satisfactory to it against the costs, expenses (including the properly incurred fees and expenses of its counsel) and liabilities which might be incurred by it in compliance with such request or direction.
Successor Trustee
Any successor trustee appointed pursuant to the terms of either indenture shall have a combined capital and surplus of not less than $50,000,000 and shall be a bank or trust company organized and doing business under the laws of the United States or of the State of New York, in good standing and having an office in the Borough of Manhattan, The City of New York. No person may accept its appointment as a successor trustee unless at the time of such acceptance such successor trustee is qualified and eligible under the applicable indenture and the applicable provisions of the Trust Indenture Act.
Repayment of Funds
The indentures provide that any money deposited by the issuer (or, if applicable, the Guarantor) with the trustee or a paying agent in trust for payment of principal of or interest and any additional amounts on any senior debt securities which remains unclaimed for two years after such principal, interest or additional amounts have become due and payable and paid to the trustee shall, upon written request by the issuer (or, if applicable, the Guarantor), be repaid to it and all liability of the trustee or such paying agent with respect to such payments will cease, and to the extent permitted by law, the holder of that note shall thereafter look only to the issuer (or, if applicable, the Guarantor) for payment thereof as a general unsecured creditor.
Governing Law; Consent to Jurisdiction and Service of Process; Communications
The Indentures (including, if applicable, the Guarantee) and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
The issuer (and, if applicable, the Guarantor) have irrevocably submitted to the non-exclusive jurisdiction of the courts of any New York State or United States federal court sitting in the Borough of Manhattan, The City of New York with respect to any action that may be brought in connection with the Indentures or the senior debt securities. As long as any of the senior debt securities remain outstanding, TPC will at all times have an authorized agent upon whom process may be served in any action arising out of or relating to the Indentures or the senior debt securities. TPC has appointed or will appoint Takeda Pharmaceuticals U.S.A., Inc. as its agent for such purpose.

The Indentures provide that if any holder of senior debt securities applies in writing to the trustee for information for the purpose of communicating with other holders of the senior debt securities, the trustee must, upon satisfaction of certain conditions by such applicant, either afford such applicant access to such information or mail copies of the communication prepared by such applicant to the registered holders of the senior debt securities, at the expense of such applicant.
Limitation on Suits
Other than the right to institute a suit for the enforcement of the payment of principal of, or interest on (including, in each case, any additional amounts, if applicable), any senior debt securities after the applicable due date specified in the senior debt securities, no holder of any senior debt securities has any right to institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or trustee, or for any other remedy under the applicable indenture, unless:
•such holder has previously given written notice to the trustee of a continuing event of default;
•the holders of not less than 25% in aggregate principal amount of the senior debt securities of each affected series shall have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee;
•such holder or holders have offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;
•the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
•no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the senior debt securities of each affected series.
Undertaking for Costs
The Indentures provide that in any suit for the enforcement of any right or remedy under the applicable indenture or against the trustee for any action taken, suffered or omitted by it as trustee, other than a suit instituted by the issuer, the Guarantor (if applicable), the trustee, a holder or group of holders holding more than 10% in aggregate principal amount of the outstanding senior debt securities of a series, or by any holder for the enforcement of the payment of the principal of or interest on any outstanding note on or after the due date expressed in such note, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit.
Form, Book-entry and Transfer
Each series of senior debt securities will be issued in fully registered form without coupons. No service charge will be made for any registration of transfer or exchange of the senior debt securities, but the issuer (or, if applicable, the Guarantor) may require payment of a sum sufficient to cover any tax or government charge payable in connection therewith.
The issuer will cause to be maintained offices or agencies (each, a “transfer agent”) where the senior debt securities may be presented for registration of transfer or for exchange.
The issuer will cause to be kept for the senior debt securities a register in which, subject to such reasonable regulations as it may prescribe, the issuer will provide for the registration of such senior debt securities and registration of transfers of such securities. The issuer, the Guarantor (if applicable), the trustee and any agent of the issuer, the Guarantor (if applicable) or the trustee may treat the person in whose name any senior debt security is registered as the absolute owner of such senior debt security for all purposes and none of them shall be affected by any notice to the contrary. At the option of the registered holder of a senior debt security, subject to the restrictions contained in the senior debt securities and in the relevant indenture, such senior debt security may be transferred or exchanged for a like aggregate principal amount of senior debt security of the same series of different authorized denominations, upon surrender for exchange or registration of transfer, at the trustee’s office. Any senior debt security surrendered for exchange or presented for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the issuer and the trustee, duly executed by the holder thereof or its attorney duly authorized in writing. Senior debt securities issued upon any such transfer will be executed by the issuer, endorsed by the Guarantor and authenticated by or on behalf of the trustee, registered in the name of the designated transferee or transferees and delivered at the trustee’s office or mailed, at the request, risk and expense of, and to the address requested by, the designated transferee or transferees.
The issuer may vary or terminate the appointment of any transfer agent, or appoint additional or other transfer agents or approve any change in the office through which any transfer agent acts. The issuer will cause notice of any resignation, termination or appointment of the trustee or any transfer agent, and of any change in the office through which any transfer agent will act, to be provided to holders of the senior debt securities.
Global Securities
The senior debt securities will be initially represented by one or more global certificates in fully registered form without interest coupons, or the global securities. The global securities will be deposited upon issuance with a custodian for The Depository Trust Company (“DTC”) and registered in the name of DTC or its nominee. Beneficial interests in the global securities may be held only through DTC (or any successor clearing system that holds global securities) and its participants, including Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”). Each of DTC, Euroclear and Clearstream is referred to as a depositary.
Beneficial interests in the global securities will be shown on, and transfers thereof will be effected only through, records maintained by the depositaries and their participants. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Accordingly, the sole holder of the senior debt securities represented by the global securities will at all times be DTC or its nominee (or a successor of DTC or its nominee), and voting and other consensual rights of holders of the senior debt securities will be exercisable by beneficial owners of the senior debt securities only indirectly through the rules and procedures of the depositaries from time to time in effect. Beneficial interests in the global securities may not be exchanged for definitive senior debt securities except in the limited circumstances described below under “-Exchanges of Global Securities for Definitive Senior Debt Securities.”
Exchanges of Global Securities for Definitive Senior Debt Securities
A beneficial interest in a global security may not be exchanged for a definitive senior debt security unless (i) DTC notifies the issuer that it is unwilling or unable to continue as depositary for such global security or has ceased to be qualified to act as such as required by the Indentures, and the issuer does not appoint a successor depositary within 90 days or (ii) there shall have occurred and be continuing an event of default with respect to the senior debt securities. All definitive senior debt securities issued in exchange for a global security or any portion thereof shall be registered in such names as DTC shall direct.
Depositary Procedures
As long as DTC or its nominee is the registered holder of global securities, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the senior debt security represented by such global securities for all purposes under the relevant indenture and the senior debt security, and, accordingly, the issuer’s (and, if applicable, the Guarantor’s) obligations under the senior debt securities represented by such global securities are to DTC or its nominee, as the case may be, as the registered holder of such senior debt securities, and not to the holders of beneficial interests in such senior debt securities.
Transfer of beneficial interests in the global securities will be subject to the applicable rules and procedures of the depositaries and their respective direct or indirect participants, which may change from time to time.

DTC
DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among participants in deposited securities through electronic book-entry charges to accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Certain of those participants (or other representatives), together with other entities, own DTC. The rules applicable to DTC and its participants are on file with the SEC.
Persons who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect DTC participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of DTC participants and indirect DTC participants. DTC has also advised that, pursuant to its established procedures, upon deposit of the global securities, DTC will credit the accounts of DTC participants designated by the initial purchasers with portions of the principal amount of such global securities and ownership of such interests in the global securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to DTC participants) or by DTC participants and indirect DTC participants (with respect to other owners of beneficial interests in the global securities).
Investors in the senior debt securities may hold their interests therein directly through DTC if they are participants in such system, or indirectly through DTC participants. All interests in a global security may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global security to such persons will be limited to that extent. Because DTC can act only on behalf of DTC participants, which in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having beneficial interests in global securities to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. See “—Global Securities—Exchanges of Global Securities for Definitive Senior Debt Securities.”
Except as described above under “—Global Securities-Exchanges of Global Securities for Definitive Senior Debt Securities,” owners of interests in global securities will not have senior debt securities registered in their name, will not receive physical delivery of senior debt securities and will not be considered the registered owners or holders thereof for any purpose.
Payments in respect of global securities registered in the name of DTC or its nominee will be payable by the paying agent for the relevant senior debt securities to DTC or to the order of its nominee as the registered owner of the global securities. The paying agent will treat the persons in whose names the global securities are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the issuer, the Guarantor (if applicable) nor any of their respective agents has or will have any responsibility or liability for any aspect of DTC’s records or any DTC participant’s or indirect DTC participant’s records relating to or payments made on account of beneficial ownership interests in the global securities, or for maintaining, supervising or reviewing any of DTC’s records or any DTC participant’s or indirect DTC participant’s records relating to the beneficial ownership interests in global securities or any other matter relating to the actions and practices of DTC or any of DTC participants or indirect DTC participants.
DTC has advised that its current practice is to credit the accounts of the relevant DTC participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Payments by the DTC participants and the indirect DTC participants to the beneficial owners of senior debt securities will be governed by standing instructions and customary practices, will be the responsibility of the DTC participants or the indirect DTC participants and will not be the responsibility of DTC or the issuer (or, if applicable, the Guarantor). The issuer, the relevant paying agent and, if applicable, the Guarantor may conclusively rely upon and will be protected in relying upon instructions from DTC or its nominee for all purposes.
DTC has advised that it will take any action permitted to be taken by a holder of senior debt securities only at the direction of one or more DTC participants to whose account with DTC interests in the senior debt securities are credited. However, DTC reserves the right to exchange the global securities for legended definitive senior debt securities and to distribute such legended senior debt securities to DTC participants.
The information in this section concerning DTC and its book-entry systems has been obtained from sources believed to be reliable, but the issuer (and, if applicable, the Guarantor) takes no responsibility for the accuracy thereof. Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the global securities among DTC participants, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. The issuer (and, if applicable, the Guarantor) will not have any responsibility for the performance by DTC, DTC participants or indirect DTC participants of their respective obligations under the rules and procedures governing their operations.
Euroclear
Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV, under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not with Euroclear Clearance Systems. Euroclear Clearance Systems establishes policies for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the initial purchasers. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is licensed, regulated and examined by the Belgian Banking and Finance Commission.
Securities clearance accounts and cash accounts with Euroclear are governed by the terms and conditions governing use of, and the related operating procedures of, Euroclear and applicable Belgian law, which are referred to collectively as the terms and conditions. The terms and conditions govern transfers of securities and cash within Euroclear, and withdrawals of securities and cash from Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear acts under the terms and conditions only on behalf of Euroclear participants and has no record of, or relationship with, persons holding through Euroclear participants.
Clearstream
Clearstream is incorporated as a bank under Luxembourg law. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.
As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for Supervision of the Financial Sector. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. In the United States, Clearstream participants are limited to securities brokers and dealers. Clearstream participants may include the initial purchasers. Other institutions that maintain a custodial relationship with a Clearstream participant may obtain indirect access to Clearstream.

Transfers among DTC, Clearstream and Euroclear
Transfers between DTC participants will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.
Subject to compliance with the transfer restrictions applicable to the debt securities, cross-market transfers between persons holding, directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant European depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the European depositaries.
Because of time zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a person that does not hold the senior debt securities through Euroclear or Clearstream will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.
Limitation on Responsibilities
Although the foregoing sets out the procedures of the depositaries established in order to facilitate the transfer of interests in the global securities among their participants, none of the depositaries is under any obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.
DTC, Euroclear and Clearstream have no knowledge of the actual beneficial owners of interests in a global security. DTC’s records reflect only the identity of the DTC participants to whose accounts those global securities are credited, which may or may not be the beneficial owners of interests in a global security. Similarly, the records of Euroclear and Clearstream reflect only the identity of the Euroclear or Clearstream participants to whose accounts global securities are credited, which also may or may not be the beneficial owners of interests in a global security. DTC, Euroclear and Clearstream participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
None of the issuer, the Guarantor (if applicable), or any underwriters of the senior debt securities, nor any of its or their respective agents will have any responsibility for the performance by any depositary or their respective participants of their respective obligations under the rules and procedures governing their operations.
Other Clearing Systems
The issuer may choose any other clearing system for a particular series of senior debt securities. The clearance and settlement procedures for the clearing system it chooses will be described in the applicable prospectus supplement or free writing prospectus.

TAXATION
The material Japanese tax and U.S. federal income tax consequences relating to the purchase and ownership of the senior debt securities offered by this prospectus will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
General
We may sell senior debt securities:
•to or through underwriting syndicates represented by managing underwriters;
•through one or more underwriters without a syndicate for them to offer and sell to the public;
•through the issuance of subscription rights to our existing securityholders;
•through dealers or agents;
•to investors directly in negotiated sales or in competitively bid transactions; and
•through a combination of any of the foregoing methods of sale.
Any underwriter or agent involved in the offer and sale of any series of the senior debt securities will be named in the prospectus supplement.
The prospectus supplement for each series of senior debt securities will describe:
•the terms of the offering of these senior debt securities, including the name or names of any agent or agents or the name or names of any underwriters;
•the public offering or purchase price;
•any discounts and commissions to be allowed or paid to any agents or underwriters and all other items constituting underwriting compensation;
•any securities exchanges on which the senior debt securities may be listed;
•any discounts and commissions to be allowed or paid to dealers; and
•other specific terms of the particular offering or sale.
If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the senior debt securities that we will offer. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase these senior debt securities will be subject to conditions. The underwriters will be obligated to purchase all of the senior debt securities if any are purchased.
The senior debt securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these senior debt securities for whom they may act as agent. Underwriters may sell these senior debt securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
We may authorize underwriters to solicit offers by institutions to purchase the senior debt securities subject to the underwriting agreement from us, at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell senior debt securities under these delayed delivery contracts, the prospectus supplement will state the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

In connection with underwritten offerings of the senior debt securities offered by this prospectus and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the senior debt securities offered by this prospectus at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.
•A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.
•A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.
•A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered senior debt securities originally sold by the syndicate member are purchased in syndicate covering transactions.
These transactions may be effected on an exchange or automated quotation system, if the senior debt securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities or to continue these activities if commenced.
Senior debt securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the senior debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements or omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or affiliates in the ordinary course of business.
Each series of senior debt securities offered by this prospectus will be a new issue of senior debt securities and will have no established trading market. Any underwriters to whom offered senior debt securities are sold for public offering and sale may make a market in the offered senior debt securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. The senior debt securities offered by this prospectus may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for any senior debt securities offered by this prospectus.

LEGAL MATTERS
In connection with particular offerings of the senior debt securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Sullivan & Cromwell LLP as to matters of United States federal law and New York State law and by Nishimura & Asahi (Gaikokuho Kyodo Jigyo) as to matters of Japanese law, and for any underwriters or agents by Simpson Thacher & Bartlett LLP or other counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Takeda Pharmaceutical Company Limited and its subsidiaries as of March 31, 2025 and 2024 and for each of the years in the three-year period ended March 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2025, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG AZSA LLC, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. KPMG AZSA LLC’s address is AZSA Center Building, 1-2, Tsukudo-cho, Shinjuku-ku, Tokyo 162-8551, Japan.
ENFORCEMENT OF CIVIL LIABILITIES
TPC is a joint stock corporation incorporated under the laws of Japan. Many of its directors and executive officers are residents of countries other than the United States. Although some of TPC’s affiliates have substantial assets in the United States, substantially all of the assets of TPC are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States or elsewhere outside Japan upon TPC or its directors and executive officers or to enforce against it or such persons judgments obtained in the United States courts or elsewhere, whether or not predicated upon the civil liability provisions of the United States securities laws or other laws of the United States or any state thereof. Nishimura & Asahi (Gaikokuho Kyodo Jigyo), our Japanese counsel, has advised us that, in original actions or in actions for enforcement of judgments of U.S. federal or state courts brought before Japanese courts, there is in general doubt as to the enforceability of liabilities based solely on U.S. federal and state securities laws.
TPC’s agent for service of process is Takeda Pharmaceuticals U.S.A., Inc. (or any successor thereto).

TPC’s REGISTERED HEAD OFFICE
Takeda Pharmaceutical Company Limited
1-1, Doshomachi 4-chome
Chuo-ku, Osaka
540-8545, Japan
OUR LEGAL ADVISORS

As to Japanese Law:	As to U.S. Law:
Nishimura & Asahi (Gaikokuho Kyodo Jigyo) Otemon Tower 1-2, Otemachi 1-chome Chiyoda-ku, Tokyo 100-8124 Japan	Sullivan & Cromwell LLP Otemachi First Square 1-5-1 Otemachi Chiyoda-ku, Tokyo 100-0004 Japan
LEGAL ADVISORS TO THE UNDERWRITERS
As to U.S. Law:
Simpson Thacher & Bartlett LLP
Ark Hills Sengokuyama Mori Tower
9-10, Roppongi 1-chome
Minato-ku, Tokyo 106-0032
Japan
TRUSTEE, PAYING AGENT, TRANSFER AGENT AND REGISTRAR
The Bank of New York Mellon
240 Greenwich Street
New York, NY 10286
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
KPMG AZSA LLC
AZSA Center Building
1-2, Tsukudo-cho
Shinjuku-ku, Tokyo 162-8551
Japan

TAKEDA U.S. FINANCING, INC.
$          % Guaranteed Notes due 2035
$          % Guaranteed Notes due 2055
Fully and Unconditionally Guaranteed by
TAKEDA PHARMACEUTICAL COMPANY LIMITED
Joint Lead Managers and Joint Bookrunners

J.P. Morgan	SMBC NIKKO